CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
0.800% Senior Notes due 2030	€1,750,000,000	99.810%	€1,746,675,000	$187,791.07
1.125% Senior Notes due 2033	€1,500,000,000	99.732%	€1,495,980,000	$160,837.99
1.625% Senior Notes due 2041	€1,250,000,000	98.171%	€1,227,137,500	$131,933.80
2.000% Senior Notes due 2051	€750,000,000	99.331%	€744,982,500	$80,095.65

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, based upon a euro-to-U.S. dollar exchange rate of €1 to $1.1598 as of October 1, 2021.

Filed Pursuant to Rule 424(b)(5)
File No. 333-229951

PROSPECTUS SUPPLEMENT

(To prospectus dated February 28, 2019)

€5,250,000,000

Thermo Fisher Scientific (Finance I) B.V.

€ 1,750,000,000 0.800% Senior Notes due 2030

€ 1,500,000,000 1.125% Senior Notes due 2033

€ 1,250,000,000 1.625% Senior Notes due 2041

€ 750,000,000 2.000% Senior Notes due 2051

Fully and Unconditionally Guaranteed by

Thermo Fisher Scientific Inc.

Thermo Fisher Scientific (Finance I) B.V. (“Thermo Fisher International”) is offering €1,750,000,000 aggregate principal amount of 0.800% Senior Notes due 2030 (the “2030 notes”), €1,500,000,000 aggregate principal amount of 1.125% Senior Notes due 2033 (the “2033 notes”), €1,250,000,000 aggregate principal amount of 1.625% Senior Notes due 2041 (the “2041 notes”) and €750,000,000 aggregate principal amount of 2.000% Senior Notes due 2051 (the “2051 notes” and, together with the 2030 notes, the 2033 notes and the 2041 notes, the “notes”). Thermo Fisher International will pay interest on the notes annually in arrears on October 18 of each year, beginning on October 18, 2022. The 2030 notes will mature on October 18, 2030, the 2033 notes will mature on October 18, 2033, the 2041 notes will mature on October 18, 2041 and the 2051 notes will mature on October 18, 2051.

Thermo Fisher International may redeem some or all of the notes at any time and from time to time at the applicable redemption prices described in this prospectus supplement. See “Description of the Notes—Optional Redemption.” In addition, Thermo Fisher International may redeem a series of notes, in whole but not in part, at any time at its option, in the event of certain developments affecting U.S. or Netherlands taxation. See “Description of the Notes—Redemption Upon Changes in Withholding Taxes.” If a Change of Control Triggering Event as described in this prospectus supplement occurs, Thermo Fisher International may be required to offer to purchase the notes from the holders. See “Description of the Notes—Repurchase Upon a Change of Control.” There is no sinking fund for the notes.

The notes will be general unsecured obligations of Thermo Fisher International and will rank equally in right of payment with all of Thermo Fisher International’s other existing and future unsecured senior indebtedness, if any, and will rank senior to any subordinated indebtedness that Thermo Fisher International may incur. All of Thermo Fisher International’s obligations under the notes will be fully and unconditionally guaranteed by Thermo Fisher Scientific Inc. (“Thermo Fisher”), Thermo Fisher International’s ultimate parent company, on an unsecured basis (the “guarantee”). The guarantee will rank equally in right of payment with all of Thermo Fisher’s other existing and future unsecured senior indebtedness and will rank senior to any subordinated indebtedness that Thermo Fisher may incur.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9.

	Per 2030 Note	Per 2033 Note	Per 2041 Note	Per 2051 Note	Total
Public offering prices	99.810%	99.732%	98.171%	99.331%	€5,214,775,000
Underwriting discounts	0.375%	0.450%	0.530%	0.650%	€24,812,500
Proceeds, before expenses, to Thermo Fisher International	99.435%	99.282%	97.641%	98.681%	€5,189,962,500

Interest on the notes will accrue from October 18, 2021.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are new issues of securities with no established trading market. Application has been made for the notes to be admitted to the Official List of the Irish Stock Exchange plc, trading as Euronext Dublin (“Euronext Dublin”) and traded on the Global Exchange Market (“GEM”) of Euronext Dublin. This prospectus supplement and the accompanying prospectus comprise the listing particulars for such application and will be subject to approval by Euronext Dublin. No assurance can be given that this application will be granted. If such a listing is obtained, Thermo Fisher International shall have no obligation to maintain such listing, and may delist the notes at any time.

The underwriters expect to deliver the notes in book-entry form under the New Safekeeping Structure (the “NSS”) through Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (together, Euroclear and Clearstream are referred to herein as the “ICSDs”), on or about October 18, 2021 which is the seventh business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+7”). Upon issuance, each series of the notes will be represented by a global note in registered form (each a “Global Note”), which is expected to be deposited with a common safekeeper (“Common Safekeeper”) for Euroclear and Clearstream and registered in the name of a nominee of the Common Safekeeper.

The notes are intended to be held in a manner that will allow for Eurosystem eligibility. This means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the Eurosystem eligibility criteria.

Joint Book-Running Managers

Barclays	Morgan Stanley	BofA Securities	Citigroup	Mizuho Securities
(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)

BNP PARIBAS	Credit Suisse	Deutsche Bank	HSBC	ING
(2051 Notes)	(2051 Notes)	(2041 Notes)	(2041 Notes)	(2033 Notes)

MUFG	SMBC Nikko	US Bancorp		Wells Fargo Securities
(2033 Notes)	(2033 Notes)	(2030 Notes)		(2030 Notes)

Co-Managers

BNP PARIBAS	Credit Suisse	Deutsche Bank	HSBC	ING
(2030 Notes, 2033 Notes and 2041 Notes)	(2030 Notes, 2033 Notes and 2041 Notes)	(2030 Notes, 2033 Notes and 2051 Notes)	(2030 Notes, 2033 Notes and 2051 Notes)	(2030 Notes, 2041 Notes and 2051 Notes)

MUFG	SMBC Nikko	US Bancorp	Wells Fargo Securities
(2030 Notes, 2041 Notes and 2051 Notes)	(2030 Notes, 2041 Notes and 2051 Notes)	(2033 Notes, 2041 Notes and 2051 Notes)	(2033 Notes, 2041 Notes and 2051 Notes)

Loop Capital Markets	BNY Mellon Capital Markets, LLC	KeyBanc Capital Markets	Nordea	RBC Capital Markets	Scotiabank
(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)	(All Notes)

Academy Securities	AmeriVet Securities		Blaylock Van, LLC		R. Seelaus & Co., LLC
(All Notes)	(All Notes)		(All Notes)		(All Notes)

The date of this prospectus supplement is October 6, 2021.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” elsewhere in this prospectus supplement.

In this prospectus supplement, except as otherwise indicated or unless the context otherwise requires, “Thermo Fisher,” “the company,” “we,” “us” and “our” refer to Thermo Fisher Scientific Inc. and its consolidated subsidiaries. The term “Thermo Fisher International” refers to Thermo Fisher Scientific (Finance I) B.V., a private limited liability company incorporated under the law of the Netherlands, and an indirect, wholly-owned subsidiary of Thermo Fisher. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Pursuant to Rule 3-10 of Regulation S-X, this prospectus does not contain separate financial statements for Thermo Fisher International since Thermo Fisher International is a consolidated subsidiary of Thermo Fisher, Thermo Fisher files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Thermo Fisher will provide a full and unconditional guarantee of Thermo Fisher International’s obligations under the notes and all of Thermo Fisher International’s other debt securities, and no other subsidiary of Thermo Fisher will guarantee these obligations. Thermo Fisher International, which was formed on July 6, 2016, is a “finance subsidiary” of Thermo Fisher as defined in Rule 13-01(a)(4)(vi) with no assets or operations other than those related to the issuance, administration and repayment of the notes and of other debt securities guaranteed by Thermo Fisher. The financial condition, results of operations and cash flows of Thermo Fisher International are consolidated in the financial statements of Thermo Fisher.

References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America and references to “€” and “euro” are to the single currency introduced at the third stage of the European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

This prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. Neither we nor any of the underwriters or their affiliates take any responsibility for, nor can we or any of the underwriters or their affiliates provide any assurance as to the reliability of, any information that others may give you.

You should assume that the information appearing in this prospectus supplement, any related free writing prospectus that we provide to you, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement, any related free writing prospectus that we provide to you nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

S-iii

STABILIZATION

IN CONNECTION WITH THE ISSUE OF THE NOTES, MORGAN STANLEY EUROPE SE (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, STABILIZATION MAY NOT NECESSARILY OCCUR. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY CEASE AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CARRIED OUT BY THE STABILIZING MANAGER (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH APPLICABLE LAWS AND RULES.

S-iv

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the European Union’s Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / Professional investors and ECPs only target market - Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the manufacturers’ target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

S-v

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Article 3 of the United Kingdom (“UK”) version of the Prospectus Regulation, as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of domestic law in the UK law by virtue of the European Union (Withdrawal) Act 2018(the “EUWA”) (the “UK Prospectus Regulation”).

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the UK by virtue of the EUWA; or (b) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law in the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

UK MiFIR product governance/Professional investors and ECPs only target market – Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (a) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA (“UK MiFIR”); and (b) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the manufacturer’s target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

S-vi

ENFORCEMENT OF JUDGMENTS

The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for the payment of money rendered by any court in any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the claim must be re-litigated before a competent Dutch court and the judgment rendered by the foreign court must be submitted in the course of such proceedings, in which case the Dutch court will have to decide whether and to what extent it, given the circumstances of the case, will recognize the foreign judgment. A Dutch court will, under current practice, generally grant the same judgment without relitigation on the merits if (a) that judgment results from proceedings compatible with the Dutch concept of due process, (b) that judgment does not contravene public policy (openbare orde) of the Netherlands, (c) the jurisdiction of the foreign court has been based on an internationally acceptable ground, (d) the judgment by the foreign court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in the Netherlands, which, inter alia, entails that the judgment is enforceable in accordance with the laws of its country of origin and (e) the judgment is – according to the laws of the country of origin – formally capable of being enforced (e.g. is readily enforceable, has not been annulled in appeal or its enforceability has not been subjected to a certain timeframe). According to the Dutch Supreme Court, this will, inter alia, be lacking when an appeal has been filed which suspends the enforceability of the foreign judgment, when the foreign judgment was annulled by an appellate court and when the foreign judgment specifies it can only be enforced during a certain period that has expired or not yet commenced.

Subject to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in the Netherlands, judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.

Any enforcement of agreements governed by foreign law and any foreign judgments in the Netherlands will be subject to the rules of Dutch civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in EUR at the applicable rate of exchange. Enforcement of obligations in the Netherlands will be subject to the nature of the remedies available in the courts of the Netherlands. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction, if concurrent proceedings are being brought elsewhere.

A Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.

S-vii

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Any statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus that are not statements of historical fact may be deemed to be forward-looking statements, including without limitation statements regarding: projections of revenues, expenses, earnings, margins, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position; cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions or divestitures; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; the expected impact of the COVID-19 pandemic on Thermo Fisher’s business and any other statements that address events or developments that we intend or believe will or may occur in the future. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and you should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the duration and severity of the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties, dependence on customers’ capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, including the PPD Acquisition, may not materialize as expected. Additional important factors that could cause our results to differ materially from those indicated by such forward-looking statements, include those detailed under the heading “Risk Factors” below, those in the documents incorporated herein by reference, and those in other documents we file with the SEC.

S-viii

SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. It may not contain all of the information that you should consider before investing in the notes. For a more complete discussion of the information you should consider before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

Thermo Fisher

Thermo Fisher is the world leader in serving science. Our Mission is to enable our customers to make the world healthier, cleaner and safer. We serve more than 400,000 customers working in pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as environmental, industrial quality and process control settings. Our global team of more than 80,000 colleagues delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services and Patheon.

We continuously increase our depth of capabilities in technologies, software and services, and leverage our extensive global channels to address our customers’ emerging needs. We do this through organic investments in research and development and through acquisitions. Our goal is to make our customers more productive in an increasingly competitive business environment, and enable them to solve their challenges, from complex research to improved patient care, environmental and process monitoring, and consumer safety.

Thermo Fisher is a Delaware corporation and was incorporated on October 11, 1960. Thermo Fisher’s Delaware registration number is 558016. The company’s principal executive offices are located at 168 Third Avenue, Waltham, Massachusetts 02451, and its telephone number is (781) 622-1000.

Thermo Fisher International

Thermo Fisher International, a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), was incorporated on July 6, 2016 under the laws of the Netherlands, with its corporate seat (statutaire zetel) in Breda, the Netherlands. Its registered office is located at Takkebijsters 1, 4817 BL Breda, the Netherlands. Thermo Fisher International is an indirect, wholly-owned finance subsidiary of Thermo Fisher. Thermo Fisher International conducts no independent operations other than its financing activities. Thermo Fisher International’s phone number is +31-76-579-5555. Thermo Fisher International is registered with the Dutch Chamber of Commerce under number 66428319. The legal entity identifier (LEI) of Thermo Fisher International is 549300SM0PJC1F3RPL91.

Recent Developments

PPD Acquisition

On April 15, 2021, Thermo Fisher entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which it will, subject to the satisfaction or waiver of specified conditions, acquire PPD, Inc. (“PPD”) for $47.50 per share for a total cash purchase price of $17.4 billion plus the assumption of approximately $3.5 billion of net debt (the “PPD Acquisition”). PPD provides a broad range of clinical research and specialized laboratory services to enable customers to accelerate innovation and increase drug development productivity. In 2020, PPD generated revenue of $4.7 billion. Upon close of the PPD Acquisition, PPD will become part of Thermo Fisher’s Laboratory Products and Services Segment. The PPD Acquisition is subject to the satisfaction of customary closing conditions, including the receipt of applicable regulatory approvals. Shareholders holding in aggregate approximately 60% of the issued and outstanding shares of common stock of PPD as of April 15, 2021 have approved the PPD Acquisition by written consent. No further action by other PPD shareholders is required to approve the PPD Acquisition. On July 16, 2021, Thermo Fisher and PPD each received a request for additional information and documentary materials (collectively, the “Second Request”) from the U.S. Federal Trade Commission (“FTC”), in connection with the FTC’s review of the proposed merger. The effect of the Second Request is to extend the waiting period imposed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, until the 30th day after substantial compliance by Thermo Fisher and PPD with the Second Request, unless the waiting period is terminated earlier by the FTC. Subject to the satisfaction of the required closing conditions, we expect the PPD Acquisition to be completed by the end of 2021. This offering is not conditioned on the closing of the PPD Acquisition, and we cannot assure you that the PPD Acquisition will be completed. See “Use of Proceeds.”

On August 23, 2021, Thermo Fisher issued $700 million aggregate principal amount of 1.750% Senior Notes due 2028, $1.2 billion aggregate principal amount of 2.000% Senior Notes due 2031and $1.2 billion aggregate principal amount of 2.800% Senior Notes due 2041 (the “August 2021 Offering”), the net proceeds of which are expected to finance part of the cash consideration payable for the PPD Acquisition. We expect to finance the remaining cash consideration payable for the PPD Acquisition with the net proceeds of this offering, additional issuances of debt and cash on hand. We are currently evaluating alternatives for such future financings, and the timing of such transactions is subject to market and other conditions.

In connection with entering into the Merger Agreement, Thermo Fisher entered into (a) a commitment letter (the “Initial Commitment Letter”), dated as of April 15, 2021, with Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC (collectively, the “Initial Commitment Parties”) and (b) a supplemental commitment letter to add certain additional lender parties (together with the Initial Commitment Letter, the “Commitment Letter”) dated as of May 3, 2021, with the Initial Commitment Parties and the additional lenders party thereto, pursuant to which, subject to the terms and conditions set forth therein, Thermo Fisher has available, but does not expect to utilize, up to $3.4 billion (the “Bridge Facility”) to fund a portion of the consideration for the PPD Acquisition. The commitment under the Bridge Facility will be reduced dollar-for-dollar by the aggregate net cash proceeds of this offering and any future offering of notes or the incurrence of other indebtedness for borrowed money, as well as by the aggregate net cash proceeds of any future equity issuances or asset sales outside the ordinary course of business by us (in each case, with certain limited exceptions).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on April 16, 2021, which is incorporated by reference into this prospectus supplement. See “Where You Can Find More Information and Incorporation by Reference.” The Merger Agreement has been incorporated by reference into this prospectus supplement solely to provide investors and security holders with information relating to its terms. It is not intended to be a source of financial, business or operational information about PPD. The representations, warranties and covenants contained in the Merger Agreement are made only for the purposes of the Merger Agreement and are made as of specific dates and are solely for the benefit of the parties to the Merger Agreement. As to factual matters concerning PPD, you should not rely upon the representations and warranties in the Merger Agreement.

Risk Factors

An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-9, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

The Offering

A brief description of the material terms of this offering follows. For a more complete description of the notes offered hereby, see “Description of the Notes” in this prospectus supplement and “Description of Thermo Fisher International Debt Securities” in the accompanying prospectus.

Issuer	Thermo Fisher Scientific (Finance I) B.V.

Guarantor	Thermo Fisher Scientific Inc.

Notes Offered	€1,750,000,000 aggregate principal amount of 0.800% Senior Notes due 2030.

€1,500,000,000 aggregate principal amount of 1.125% Senior Notes due 2033.

€1,250,000,000 aggregate principal amount of 1.625% Senior Notes due 2041.

€750,000,000 aggregate principal amount of 2.000% Senior Notes due 2051.

Interest	The 2030 notes will bear interest at the rate of 0.800% per annum.

The 2033 notes will bear interest at the rate of 1.125% per annum.

The 2041 notes will bear interest at the rate of 1.625% per annum.

The 2051 notes will bear interest at the rate of 2.000% per annum.

Interest on the notes will be paid annually in arrears on October 18 of each year, commencing on October 18, 2022, in each case, to the persons in whose names the notes are registered in the security register on the Clearing System Business Day immediately preceding the related interest payment date.

“Clearing System Business Day” means Monday to Friday, except December 25 and January 1.

Maturity Date	The 2030 notes will mature on October 18, 2030.
The 2033 notes will mature on October 18, 2033.
The 2041 notes will mature on October 18, 2041.
The 2051 notes will mature on October 18, 2051.

Ranking	The notes will be:

•  general unsecured obligations of Thermo Fisher International;

•  effectively subordinated in right of payment to all of Thermo Fisher International’s future secured indebtedness to the extent of the assets securing such indebtedness;

•  structurally subordinated to all existing and future indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the subsidiaries of Thermo Fisher International;

•  equal in right of payment with all of existing and future unsecured and unsubordinated indebtedness of Thermo Fisher International; and

• senior in right of payment to any of the existing and future indebtedness of Thermo Fisher International that is subordinated to the notes.

The guarantee will be:

•  a general unsecured obligation of Thermo Fisher;

•  effectively subordinated in right of payment to all existing and future secured indebtedness of Thermo Fisher, to the extent of the assets securing such indebtedness;

•  structurally subordinated to all existing and future indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the subsidiaries of Thermo Fisher (other than, with respect to Thermo Fisher International, the notes);

•  equal in right of payment with all existing and future unsecured and unsubordinated indebtedness of Thermo Fisher; and

•  senior in right of payment to any existing and future indebtedness of Thermo Fisher that is subordinated to the guarantee.

As of July 3, 2021:

•  Thermo Fisher and its subsidiaries had approximately $18.78 billion in outstanding consolidated indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities), as well as $3.00 billion of availability under a $3.00 billion multi-currency revolving credit facility;

•  Thermo Fisher’s subsidiaries (other than Thermo Fisher International) had approximately $0.03 billion of indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities) to which the guarantee would have been structurally subordinated;

•  neither Thermo Fisher nor Thermo Fisher International had any secured indebtedness outstanding to which the notes or the guarantee would have been effectively subordinated in right of payment to the extent of the assets securing such indebtedness;

•  Thermo Fisher International had no unsecured indebtedness outstanding; and

•  after giving effect to this offering of notes and the August 2021 Offering, Thermo Fisher’s total consolidated indebtedness would have been approximately $27.8 billion, and its subsidiaries (other than Thermo Fisher International) would have had approximately $0.03 billion of indebtedness to which the guarantee would have been structurally subordinated and Thermo Fisher International would have had no outstanding indebtedness other than the notes.

Currency of Payment	All payments of principal of, and premium, if any, and interest on, the notes, including any payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher, due to the imposition of exchange controls or other circumstances beyond Thermo Fisher International’s or Thermo Fisher’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher, or so used.

Payment of Additional Amounts	Subject to certain exceptions and limitations, Thermo Fisher International and Thermo Fisher may be required to pay as additional interest to certain holders of notes such amounts as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the Netherlands or the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. See “Description of Thermo Fisher International Debt Securities—Payment of Additional Amounts” in the accompanying prospectus.

Optional Redemption	Prior to July 18, 2030, in the case of the 2030 notes, July 18, 2033, in the case of the 2033 notes, April 18, 2041, in the case of the 2041 notes, and April 18, 2051, in the case of the 2051 notes, Thermo Fisher International will have the option to redeem each series of the notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes being redeemed (not including any portion of the payments of interest accrued but unpaid as of the date of redemption and assuming that the notes to be redeemed matured on their applicable Par Call Date (as defined herein)), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)), using a discount rate equal to the Comparable Bond Rate (as defined herein) plus 20 basis points, in the case of the 2030 notes, 20 basis points, in the case of the 2033 notes, 25 basis points, in the case of the 2041 notes and 30 basis points, in the case of the 2051 notes, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

In addition, on and after the applicable Par Call Date, Thermo Fisher International will have the option to redeem each series of the notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of the Notes—Optional Redemption.”

Redemption for Tax Reasons	Thermo Fisher International may redeem all, but not less than all, of a series of the notes in the event of certain changes in the tax law of the Netherlands or the United States (or any taxing authority thereof or therein) if, in the written opinion of independent counsel chosen by

Thermo Fisher International or Thermo Fisher, there is a material probability that Thermo Fisher International or Thermo Fisher will become obligated to pay additional interest on such series of notes as described above. This redemption would be at a redemption price equal to 100% of the principal amount of such series of notes, together with accrued and unpaid interest to, but not including, the date fixed for redemption. See “Description of Thermo Fisher International Debt Securities—Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus.

Purchase of Notes Upon a Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined herein), with respect to any series of notes, Thermo Fisher International may, in certain circumstances, be required to make an offer to purchase such series of notes at a price equal to 101% of their principal amount plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes—Repurchase Upon a Change of Control.”

Use of Proceeds	We intend to use the net proceeds of this offering to pay a portion of the cash consideration payable for the PPD Acquisition. Pending completion of the PPD Acquisition, we may also determine to use a portion of the net proceeds of this offering for general corporate purposes, which may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures or the repurchase of our outstanding equity securities or we may temporarily invest the net proceeds in short-term, liquid investments until they are used for their ultimate purpose. See “Use of Proceeds.”

Form and Denomination	Thermo Fisher International will issue the notes in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Each series of notes will be represented on issue by a Global Note and will be delivered to the Common Safekeeper. The notes will be issued in the form of permanent Global Notes in registered form intended to be held under the NSS. Each Global Note will be deposited with, or on behalf of, the Common Safekeeper for Clearstream and Euroclear and issued to and registered in the name of a nominee of the Common Safekeeper. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the ICSDs. Investors may hold their beneficial interests in the applicable Global Note directly through an ICSD if they have an account with an ICSD or indirectly through organizations that have accounts with the ICSDs. See “Description of the Notes—Book-Entry, Procedures, Delivery and Form,” in this prospectus supplement.

Additional Notes	Thermo Fisher International may from time to time, without notice to or consent of the holders of the notes, issue additional notes of any series having the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the notes of such series being offered hereby. Additional notes issued in this manner will form a single series with the applicable outstanding series of notes; provided that if such additional notes are not fungible for U.S. federal income tax purposes with the original notes, such additional notes will have separate ISIN and Common Code numbers.

Risk Factors	An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-9, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

ISIN/Common Code	2030 notes: XS2366407018 / 236640701

2033 notes: XS2366415110 / 236641511

2041 notes: XS2366415201 / 236641520

2051 notes: XS2366415540 / 236641554

Listing

The notes are new issues of securities with no established trading markets. Application has been made for the notes to be admitted to the

Official List of Euronext Dublin and traded on the GEM of Euronext

Dublin. If such a listing is obtained, Thermo Fisher International has no obligation to maintain such listing and may delist the notes at any time. The underwriters have advised us that they intend to make markets in the notes after this offering is completed, but they are not obligated to do so and may discontinue any market-making activity at any time without notice to, or the consent of, noteholders. Accordingly, there can be no assurance as to the development or liquidity of any markets for the notes.

Eurosystem Eligibility

The notes are intended to be held in a manner that will allow for

Eurosystem eligibility. This means that the notes are intended upon issue to be deposited with an ICSD as Common Safekeeper and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations by the Eurosystem, either upon issue or at any or all times during their life. Such recognition will depend upon satisfaction of the

Eurosystem eligibility criteria.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Paying Agent	The Bank of New York Mellon, London Branch.

Governing Law	The indenture, the notes and the guarantee, for all purposes, will be governed by the laws of the State of New York.

Summary Consolidated Financial Data

The following table presents summary consolidated financial data as of and for the periods indicated. The statement of income data for each of the fiscal years in the three-year period ended December 31, 2020 and the balance sheet data as of December 31, 2020 and 2019 have been derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 (the “2020 Form 10-K”), which is incorporated herein by reference. The balance sheet data as of December 31, 2018 have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, which is not incorporated herein by reference. The statement of income data for each of the six-month periods ended July 3, 2021 and June 27, 2020 and the balance sheet data as of July 3, 2021 have been derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended July 3, 2021, filed with the SEC on August 6, 2021 (the “Second Quarter 2021 Form 10-Q”), which is incorporated herein by reference. The balance sheet data as of June 27, 2020 have been derived from our unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 27, 2020, filed with the SEC on July 31, 2020, which is not incorporated herein by reference. In the opinion of management, our unaudited summary consolidated financial data reflect all adjustments of a normal recurring nature necessary for a fair statement of such financial data. In the opinion of management, our interim financial statements have been prepared on the same basis as our audited consolidated financial statements, to the degree appropriate. Interim results are not necessarily indicative of results of operations for the full year. You should read the following table in conjunction with the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes in our 2020 Form 10-K and the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements and related notes in our Second Quarter 2021 Form 10-Q.

	Six Months Ended		Fiscal Year Ended December 31,
	July 3, 2021(a)	June 27, 2020(b)	2020(c)	2019(d)	2018(e)
	(In millions except per share amounts)
Statement of Income Data:
Revenues	$19,179	$13,147	$32,218	$25,542	$24,358
Net Income	4,165	1,944	6,375	3,696	2,938
Earnings per Share:
Basic	10.58	4.91	16.09	9.24	7.31
Diluted	10.50	4.87	15.96	9.17	7.24
Balance Sheet Data:
Total Assets	67,698	61,593	69,052	58,381	56,232
Long-term Obligations	18,773	20,638	19,107	17,076	17,719

The caption “restructuring and other costs/income” in the notes below includes amounts charged to cost of revenues, primarily for the sale of inventories revalued at the date of the acquisition, and charges/credits to selling, general and administrative expense primarily for significant acquisition transaction costs and changes in estimates of contingent acquisition consideration.

(a)	Reflects $115 million of pre-tax charges for restructuring and other costs and $197 million of pre-tax losses on the early extinguishment of debt.
(b)	Reflects $102 million of pre-tax charges for restructuring and other costs.
(c)	Reflects $95 million of pre-tax charges for restructuring and other costs.
(d)	Reflects $334 million of pre-tax income from gains on sale of businesses, net of restructuring and other costs and $184 million of pre-tax losses on the early extinguishment of debt.
(e)	Reflects $91 million of pre-tax charges for restructuring and other costs, net.

RISK FACTORS

Investing in the notes involves various risks, including the risks described below. You should carefully consider the following risks, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the 2020 Form 10-K and the Second Quarter 2021 Form 10-Q, before investing in the notes. In addition to the risks described below, our business is subject to risks that affect many other companies, such as competition, technological obsolescence, labor relations, general economic conditions, geopolitical events and international operations. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business, financial condition, results of operations and cash flows.

Risks Relating to the Notes

There may not be a liquid market for the notes.

Application has been made for each series of notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin. The notes are new issues of securities with no established trading markets. Accordingly, even if the notes are listed on the GEM, we cannot assure you that active trading markets will ever develop for the notes of each series or, if any develop, that they will be maintained. We have been informed by the underwriters that they intend to make a market in the notes of each series after the offering is completed. However, the underwriters are not obligated to do so and may discontinue their market making activities at any time without notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If an active public trading market for the notes of a series does not develop, the market prices and liquidity of such notes may be adversely affected. If the notes of a series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors. Moreover, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. As a result, there can be no assurance that active trading markets will develop for the notes. To the extent active trading markets do not develop, you may not be able to resell your notes at their fair market value or at all.

Thermo Fisher International is a finance subsidiary with no independent operations other than financing activities. Each of Thermo Fisher International and Thermo Fisher will depend on Thermo Fisher’s other subsidiaries for funds to meet their respective obligations under the notes and guarantee.

Thermo Fisher International is an indirect finance subsidiary of Thermo Fisher with no assets or operations other than those related to the issuance, administration and repayment of the notes and of other debt securities guaranteed by Thermo Fisher, and Thermo Fisher is a holding company that conducts substantially all of its operations through its subsidiaries. Thermo Fisher International’s principal source of funds is its financing activities, and Thermo Fisher’s principal sources of funds, including funds to make payments pursuant to the guarantee of the notes, are dividends, distributions, loans or other payments from its subsidiaries. None of the subsidiaries of Thermo Fisher (other than Thermo Fisher International) is under any direct obligation to pay or otherwise fund amounts due on the notes or the guarantee, whether in the form of dividends, distributions, loans or other payments to Thermo Fisher. In addition, there may be statutory, regulatory and contractual limitations on the ability of Thermo Fisher’s subsidiaries to make distributions to it. If Thermo Fisher International has insufficient funds from its financing activities and sufficient funds are not able to be transferred to Thermo Fisher from its other subsidiaries, or sufficient cash or liquidity is not otherwise available, Thermo Fisher International and Thermo Fisher may not be able to make principal or interest payments on outstanding debt, including under the notes and the guarantee.

The notes will not restrict our ability or Thermo Fisher International’s ability to incur additional debt, to repurchase outstanding securities or to take other actions that could negatively impact our ability or its ability to satisfy our respective obligations under the guarantee and the notes.

Neither the notes nor the indenture governing the notes will restrict our ability or the ability of our subsidiaries, including Thermo Fisher International, to incur additional debt, repurchase securities, recapitalize, or pay dividends or make distributions to shareholders, or require us, or Thermo Fisher International, to maintain interest coverage or other current ratios.

Although the indenture governing the notes will contain limited covenants that would restrict our ability and the ability of certain of our subsidiaries, including Thermo Fisher International, to create, incur or assume secured indebtedness or to enter into sale and lease-back transactions or to pledge the capital stock of subsidiaries, these restrictions only apply to the extent that the indebtedness created, incurred or assumed is secured by a lien on a Principal Property (as defined in the indenture) or by a pledge of capital stock of any of our direct or indirect subsidiaries that owns a Principal Property, or to the extent that the property subject to the sale and lease-back transaction is a Principal Property. In order to constitute a Principal Property for purposes of these covenants, a property must have a book value in excess of 3% of our most recently calculated consolidated net assets. Based on our consolidated net assets as of July 3, 2021, a property would only constitute a Principal Property if it had a book value in excess of approximately $1.53 billion. As of the date of this prospectus supplement, neither we nor any of our subsidiaries owns any Principal Property as defined. As a result, as of the date of this prospectus supplement, the notes would not restrict us or our subsidiaries, including Thermo Fisher International, from creating, incurring or assuming an unlimited amount of indebtedness secured by a lien on all of our respective assets or by a pledge of the capital stock of any of our subsidiaries, and we would not be required to equally and ratably secure the notes. As a result, any such secured indebtedness would effectively rank senior to the notes to the extent of the value of the assets and/or the capital stock providing the security.

Other than as described above and under the caption “Description of the Notes—Repurchase Upon a Change of Control” below, the provisions of the indenture governing the notes will not afford holders of debt securities issued thereunder, including the notes, protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders. In addition, our ability to recapitalize, incur additional debt and take a number of other actions that will not be limited by the terms of the notes or the indenture could have the effect of diminishing our ability to make payments on the notes when due.

The notes will not be guaranteed by any of Thermo Fisher’s subsidiaries and the guarantee of the notes will be structurally subordinated to the debt and other liabilities of Thermo Fisher’s subsidiaries (other than Thermo Fisher International).

The notes and the guarantee will be general unsecured obligations of Thermo Fisher International and Thermo Fisher, respectively, and will not be guaranteed by any of Thermo Fisher’s other subsidiaries. The guarantee will rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of Thermo Fisher, senior in right of payment to any existing and future indebtedness of Thermo Fisher that is subordinated to the guarantee and be effectively subordinated in right of payment to any existing and future secured indebtedness of Thermo Fisher, to the extent of the assets securing such indebtedness. The guarantee will also be structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments (including trade payables and lease obligations) of Thermo Fisher’s subsidiaries (other than, with respect to Thermo Fisher International, the notes). Accordingly, claims of holders of the notes pursuant to the guarantee will be structurally subordinated to the claims of creditors of these subsidiaries, including trade creditors. All obligations of these subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to Thermo Fisher to satisfy its obligations under the guarantee. In addition, the indenture governing the notes will not prohibit Thermo Fisher’s subsidiaries from incurring additional indebtedness.

As of July 3, 2021:

•

Thermo Fisher and its subsidiaries had approximately $18.78 billion in outstanding consolidated indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities), as well as $3.00 billion of availability under a $3.00 billion multi-currency revolving credit facility;

•

Thermo Fisher’s subsidiaries (other than Thermo Fisher International) had approximately $0.03 billion of indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities) to which the guarantee would have been structurally subordinated;

•	Thermo Fisher International had no unsecured indebtedness outstanding; and

•

after giving effect to this offering of notes and the August 2021 Offering, Thermo Fisher’s total consolidated indebtedness would have been approximately $27.8 billion, and its subsidiaries (other than Thermo Fisher International) would have had approximately $0.03 billion of indebtedness to which the guarantee would have been structurally subordinated, and Thermo Fisher International would have had no outstanding indebtedness other than the notes.

The notes and the guarantee will be unsecured and therefore would be effectively subordinated in right of payment to Thermo Fisher’s and Thermo Fisher International’s future secured debt, if any.

The notes and the guarantee will not be secured. As of July 3, 2021, neither Thermo Fisher nor Thermo Fisher International had any secured indebtedness outstanding. However, if Thermo Fisher or Thermo Fisher International incur secured indebtedness in the future, the notes and the guarantee will be effectively subordinated in right of payment to such secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of Thermo Fisher International’s or Thermo Fisher’s bankruptcy, liquidation, reorganization or other winding up, their respective assets that secure such debt will be available to pay obligations on the notes or the guarantee only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

The guarantee of the notes by Thermo Fisher could be voided.

Thermo Fisher’s obligations under its guarantee of the notes may be subject to review under state or federal fraudulent transfer laws in the event of Thermo Fisher’s bankruptcy or other financial difficulty. Under those laws, in a lawsuit by an unpaid creditor or representative of creditors of Thermo Fisher, such as a trustee in bankruptcy, if a court were to find that, when Thermo Fisher entered into the guarantee, it received less than fair consideration or reasonably equivalent value for the guarantee and either:

•	was insolvent;

•	was rendered insolvent;

•	was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital;

•	intended to incur or believed that it would incur debts beyond its ability to pay as the debts matured; or

•	entered into the guarantee with actual intent to hinder, delay or defraud its creditors,

then the court could void the guarantee and Thermo Fisher’s obligations under the guarantee and direct the return of any amounts paid under the guarantee to Thermo Fisher or to a fund for the benefit of its creditors. Furthermore, to the extent that Thermo Fisher’s obligations under the guarantee of the notes exceed the actual benefit that it receives from the issuance of the notes, Thermo Fisher may be deemed not to have received fair consideration or reasonably equivalent value from the guarantee. As a result, the guarantee and Thermo Fisher’s obligations under the guarantee may be void. The measure of insolvency for purposes of the factors above will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

Thermo Fisher International may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.

Upon the occurrence of a Change of Control Triggering Event (as defined herein) with respect to any series of notes, unless Thermo Fisher International has redeemed, defeased, or satisfied and discharged such series of notes, each holder of such series of notes will have the right to require Thermo Fisher International to repurchase all or any part of such holder’s notes at a price in cash equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. Upon the occurrence of a Change of Control Triggering Event, there can be no assurance that Thermo Fisher International will have sufficient financial resources available to satisfy its obligations to repurchase the applicable series of notes. In addition, our ability and Thermo Fisher International’s ability to repurchase any series of notes for cash may be limited by law or by the terms of other agreements relating to our indebtedness outstanding at that time. Thermo Fisher International’s failure to repurchase any series of notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the notes. See “Description of the Notes—Repurchase Upon a Change of Control.”

Insolvency laws of jurisdictions outside of the U.S. may preclude holders of the notes from recovering payments due on the notes.

Thermo Fisher International is incorporated under the laws of the Netherlands. The insolvency laws of the Netherlands may not be as favorable to your interests as creditors as the laws of the United States or other jurisdictions with which you may be familiar.

Dutch laws differ from the laws in effect in the United States and may afford less protection to holders of our securities. A judgment from a U.S. court may not be enforceable in the Netherlands.

Thermo Fisher International is incorporated under the laws of the Netherlands. Thermo Fisher International has agreed, in accordance with the terms of the indenture under which the notes and guarantee will be issued, to accept service of process in any suit, action or proceeding with respect to the indenture, the notes and the guarantee brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may not be possible to enforce court judgments obtained in the United States against Thermo Fisher International in the Netherlands based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of the Netherlands would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers or the directors or officers of Thermo Fisher International based on the civil liability provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. We have been advised that the United States currently does not have a treaty with the Netherlands providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in the Netherlands. See “Enforcement of Judgments” elsewhere in this prospectus supplement.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, as well as possible exchange controls, relating to the euro.

The initial investors in the notes will be required to pay for the notes in euro. Neither we, Thermo Fisher International, nor any of the underwriters will be obligated to assist the initial investors in obtaining euro or in converting other currencies into euro to facilitate the payment of the purchase price for the notes.

An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in the notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between the euro and the investor’s home currency; and

•	the imposition or modification of foreign exchange controls with respect to the euro or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, the recent global economic volatility and the actions taken or to be taken by various national governments in response to the volatility could significantly affect the exchange rates between the euro and the investor’s home currency.

The exchange rates of an investor’s home currency for euro and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of the euro against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of the euro in relation to the investor’s home currency would have the opposite effects. The European Union or one or more of its member states may, in the future, impose exchange controls and modify any exchange controls imposed, which controls could affect exchange rates, as well as the availability of euro at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The notes will be governed by New York law. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time from the date the judgment is rendered. In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars will depend upon various factors, including which court renders the judgment.

The notes permit Thermo Fisher International or, in the case of the guarantee, Thermo Fisher, to make payments in U.S. dollars if either is unable to obtain euro.

Thermo Fisher International will pay the principal of and interest on each note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher due to the imposition of exchange controls or other circumstances beyond Thermo Fisher International’s or Thermo Fisher’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of the Notes—Issuance in Euro.”

Trading in the clearing system is subject to minimum denomination requirements.

The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades that could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or a multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Each Global Note will be held by or on behalf of Euroclear and Clearstream and, therefore, investors will have to rely on their procedures for transfer, payment and communication with us.

Each series of notes will be represented by a Global Note that will be held under the NSS with a Common Safekeeper for Euroclear and Clearstream. Except in certain limited circumstances described in the applicable Global Note, investors will not be entitled to receive definitive notes in exchange for interests in such Global Note. While the notes are represented by a Global Note, investors will be able to trade their beneficial interests only through Euroclear and Clearstream.

Thermo Fisher International will discharge its payment obligations under the notes by making payments to or to the order of the Common Safekeeper for Euroclear and Clearstream for distribution to their accountholders. A holder of a beneficial interest in a Global Note must rely on the procedures of Euroclear and Clearstream to receive payments under the notes. Thermo Fisher International has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in a Global Note.

Holders of beneficial interests in a Global Note will not have a direct right to vote in respect of such series of notes. Instead, such holders will be permitted to act directly only to the extent that they are enabled in accordance with the procedures of Euroclear and Clearstream to appoint appropriate proxies.

The European Commission has proposed a financial transactions tax in certain member states of the European Union which, if adopted, could apply in certain circumstances to secondary market trades of the notes both within and outside of those participating member states.

On February 14, 2013, the European Commission published a proposal (the “Commission’s proposal”) for a Directive for a common financial transactions tax (“FTT”) in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (each, other than Estonia, a “participating Member State”). Following the ECOFIN Council meeting of December 8, 2015, Estonia officially announced its withdrawal from the negotiations and, on March 16, 2016, completed the formalities required to leave the enhanced cooperation on FTT.

The Commission’s proposal has a very broad scope and could, if introduced in its current form, apply to certain dealings in the notes (including secondary market transactions) in certain circumstances. The issuance and subscription of notes should, however, be exempt.

Under the Commission’s proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the notes where at least one party is a financial institution and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation among the participating Member States. It may therefore be altered prior to any implementation (if at all), the timing of which remains unclear. Additional member states of the European Union may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of, and investors in, the notes are advised to seek their own professional advice regarding the FTT.

Eurosystem eligibility and eligibility for the ECB corporate sector purchase programme may not be achieved.

The notes are intended to be held in a manner which will allow the notes to be recognized as eligible collateral for Eurosystem monetary policy and intra-day credit operations (“Eurosystem eligibility”). Such Eurosystem eligibility recognition will depend upon the European Central Bank (the “ECB”) being satisfied that Eurosystem eligibility criteria have been met. Should the ECB determine that the notes satisfy Eurosystem eligibility criteria, the ECB may at any time during the life of any series of notes change its Eurosystem eligibility criteria and/or determine that any or all series of notes no longer satisfy Eurosystem eligibility criteria. We have no obligation to maintain Eurosystem eligibility or meet Eurosystem eligibility criteria either upon issue or at any or all times during the life of the notes.

The notes are also intended to be held in a manner which would allow them to be eligible for the corporate sector purchase programme (the “CSPP”) of the ECB, which commenced in June 2016. However, this does not necessarily mean that the notes will be recognized by the ECB for the purposes of the CSPP either upon issue or at any time during their life, as such recognition depends upon satisfaction of all of the ECB’s eligibility criteria.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes will be approximately €5.18 billion after deducting the underwriting discounts and estimated offering expenses.

We intend to use the net proceeds of this offering to pay a portion of the cash consideration payable for the PPD Acquisition. We expect to use the net proceeds from the August 2021 Offering, additional future issuances of debt and cash on hand to finance the remainder of the purchase price of the PPD Acquisition. As of the date of this prospectus supplement, we also have available, but do not expect to utilize, up to $3.4 billion of committed financing under the Bridge Facility. The commitment under the Bridge Facility will be reduced dollar-for-dollar by the aggregate net cash proceeds of this offering and any future offering of notes or the incurrence of other debt for borrowed money, as well as by the aggregate net cash proceeds of any future equity issuances or asset sales outside the ordinary course of business by us (in each case, with certain limited exceptions). There can be no assurance that the PPD Acquisition will be consummated.

Pending completion of the PPD Acquisition, we may also determine to use a portion of the net proceeds of this offering for general corporate purposes, which may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures or the repurchase of our outstanding equity securities or we may temporarily invest the net proceeds in short-term, liquid investments until they are used for their ultimate purpose. We have not determined the amount of net proceeds, if any, to be used for general corporate purposes.

CAPITALIZATION

The following table presents the cash and cash equivalents and capitalization of Thermo Fisher as of July 3, 2021:

•	on an actual basis;

•

on an as adjusted basis to give effect to the sale of the U.S. dollar-denominated notes issued by Thermo Fisher in the August 2021 Offering, after deducting underwriting discounts and estimated offering expenses but without giving effect to the application of such proceeds; and

•

on an as further adjusted basis to give effect to the sale of the notes in this offering and receipt of the net proceeds therefrom, after deducting underwriting discounts and estimated offering expenses but without giving effect to the application of such proceeds.

You should read this table in conjunction with “Use of Proceeds,” the information contained in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes in our 2020 Form 10-K and Second Quarter 2021 Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

The capitalization table below is not necessarily indicative of our future capitalization or financial condition.

		As of July 3, 2021
	Actual	As Adjusted (1)	As Further Adjusted (2)
		(in millions)
Cash and cash equivalents	$7,023	$10,073	$16,079

Debt included in current liabilities:
Short-term obligations and current maturities of long term obligations	$4	$4	$4
Debt included in long-term liabilities:
Long-term debt, excluding current maturities	$18,773	$18,773	$18,773
Notes issued in the August 2021 Offering:
1.750% Senior Notes due 2028	—	694	694
2.000% Senior Notes due 2031	—	1,175	1,175
2.800% Senior Notes due 2041	—	1,181	1,181
Notes offered hereby:
2030 notes	—	—	2,014
2033 notes	—	—	1,723
2041 notes	—	—	1,412
2051 notes	—	—	856

Total debt	18,777	21,827	27,832
Total shareholders’ equity	36,854	36,854	36,854

Total capitalization	$55,631	$58,681	$64,686

(1)

The as adjusted information reflects the net proceeds received from the August 2021 Offering in cash and cash equivalents and does not reflect the use of the net proceeds from the August 2021 Offering to fund a portion of the cash consideration payable for the PPD Acquisition.

(2)

The as further adjusted information reflects the net proceeds to be received from the sale of the notes and the net proceeds received from the August 2021 Offering, in each case, in cash and cash equivalents and does not reflect the use of the net proceeds from this offering or the August 2021 Offering to fund a portion of the cash consideration payable for the PPD Acquisition. Amounts associated with this offering have been translated using the exchange rate of €1.00 to $1.1598, the noon buying rate of the Federal Reserve Bank of New York on October 1, 2021.

EXCHANGE RATES

All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. See “Description of the Notes—Issuance in Euro.”

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

The table below sets forth, for the periods and dates indicated, information concerning the noon buying rate in New York City for cable transfers as announced by the U.S. Federal Reserve Board for euro (expressed in U.S. dollars per €1.00). The rates in this table are provided for your reference only.

	Six Months Ended July 3, 2021	Fiscal Year Ended December 31,
		2020	2019	2018	2017	2016
High	1.233	1.228	1.152	1.249	1.204	1.152
Low	1.172	1.068	1.091	1.128	1.042	1.038
Period Average(1)	1.205	1.141	1.119	1.182	1.130	1.107
Period End(2)	1.187	1.223	1.123	1.146	1.202	1.055

(1)	The average of the noon buying rates on each day of the relevant year or period.
(2)	In the event that the period end fell on a day for which data is not available, the exchange rate on the prior most recent business day is given.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered hereby supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms and provisions of debt securities in the “Description of Thermo Fisher International Debt Securities” set forth in the accompanying prospectus, to which description reference is hereby made. Unless the context otherwise indicates, in this section “Description of the Notes,” the term “Thermo Fisher International” refers to Thermo Fisher Scientific (Finance I) B.V. only and “Thermo Fisher” refers to Thermo Fisher Scientific Inc. only and, in each case, not to any of its subsidiaries.

Thermo Fisher International will issue €1,750,000,000 aggregate principal amount of 0.800% Senior Notes due 2030 (the “2030 notes”), €1,500,000,000 aggregate principal amount of 1.125% Senior Notes due 2033 (the “2033 notes”), €1,250,000,000 aggregate principal amount of 1.625% Senior Notes due 2041 (the “2041 notes”) and €750,000,000 aggregate principal amount of 2.000% Senior Notes due 2051 (the “2051 notes” and, together with the 2030 notes, the 2033 notes and the 2041 notes, the “notes”). Each series of the notes will be issued as a separate series of debt securities under an indenture (the “base indenture”) dated as of August 9, 2016, among Thermo Fisher International, Thermo Fisher, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”). That base indenture will be supplemented by a supplemental indenture to be entered into among Thermo Fisher International, Thermo Fisher, as guarantor, and the trustee (the base indenture, as so supplemented, the “indenture”). Thermo Fisher International will also enter into a paying agency agreement with The Bank of New York Mellon, London Branch, as paying agent (in such capacity, the “paying agent”) concurrently with the delivery of the notes.

The indenture provides that Thermo Fisher International’s debt securities may be issued in one or more series, with different terms, in each case, as authorized from time to time by Thermo Fisher International. The specific terms of each other series that Thermo Fisher International may issue in the future may differ from those of the notes. The indenture does not limit the aggregate amount of debt securities that may be issued under the indenture, nor does it limit the number of other series or the aggregate amount of any particular series.

The following description is a summary, and does not describe every aspect of the notes and the indenture. The following description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture. Anyone who receives this prospectus supplement may obtain a copy of the indenture without charge upon request. See “Where You Can Find More Information and Incorporation by Reference.” You should read the indenture and the notes because they, and not this description, define your rights as a holder of the notes.

General

The 2030 notes will be limited initially to €1,750,000,000 aggregate principal amount, the 2033 notes will be limited initially to €1,500,000,000 aggregate principal amount, the 2041 notes will be limited initially to €1,250,000,000 aggregate principal amount and the 2051 notes will be limited initially to €750,000,000 aggregate principal amount, but Thermo Fisher International may from time to time, without giving notice to or seeking the consent of any holders of notes of such series, issue additional notes of any series having the same terms (except for the issue date, the offering price and, if applicable, the first interest payment date) and ranking equally and ratably with the original notes of such series. Any such additional notes having such similar terms, will be consolidated and constitute a single series with the original notes of the applicable series for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions; provided that if such additional notes are not fungible with the original notes of such series for U.S. federal income tax purposes, such additional notes will have separate ISIN and Common Code numbers.

The notes will be general unsecured obligations of Thermo Fisher International. The notes will rank equally in right of payment with any existing and any future unsecured and unsubordinated indebtedness of Thermo Fisher International, and will rank senior in right of payment to any existing and future indebtedness of Thermo Fisher

International that is subordinated to the notes. The notes will also be effectively subordinated in right of payment to all existing and future secured indebtedness of Thermo Fisher International to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments (including trade payables and lease obligations) of its subsidiaries.

Thermo Fisher International is a “finance subsidiary” of Thermo Fisher under Rule 13-01(a)(4)(vi) of Regulation S-X with no assets or operations other than those related to the issuance, administration and repayment of the notes and of other debt securities guaranteed by Thermo Fisher. As of the date of this prospectus supplement, Thermo Fisher International had no subsidiaries and no outstanding indebtedness.

The Thermo Fisher guarantee will be a general unsecured obligation of Thermo Fisher. The guarantee will rank equally in right of payment with existing and any future unsecured and unsubordinated indebtedness of Thermo Fisher and will rank senior in right of payment to any existing and future indebtedness of Thermo Fisher that is subordinated to the guarantee. The guarantee will also be effectively subordinated in right of payment to any existing and future secured indebtedness of Thermo Fisher to the extent of the assets securing such indebtedness, and will be structurally subordinated to all existing and any future indebtedness and any other liabilities and commitments (including trade payables and lease obligations) of the subsidiaries of Thermo Fisher (other than, with respect to Thermo Fisher International, the notes).

As of July 3, 2021:

•

Thermo Fisher and its subsidiaries had approximately $18.78 billion in outstanding consolidated indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities), as well as $3.00 billion of availability under a $3.00 billion multi-currency revolving credit facility;

•

Thermo Fisher’s subsidiaries (other than Thermo Fisher International) had approximately $0.03 billion of indebtedness (excluding trade payables, intercompany liabilities and income tax-related liabilities) to which the guarantee would have been structurally subordinated;

•

neither Thermo Fisher nor Thermo Fisher International had any secured indebtedness outstanding to which the notes or the guarantee would have been effectively subordinated in right of payment to the extent of the assets securing such indebtedness;

•	Thermo Fisher International had no unsecured indebtedness outstanding; and

•

after giving effect to this offering of notes and the August 2021 Offering, Thermo Fisher’s total consolidated indebtedness would have been approximately $27.8 billion, and its subsidiaries (other than Thermo Fisher International) would have had approximately $0.03 billion of indebtedness to which the guarantee would have been structurally subordinated and Thermo Fisher International would have had no outstanding indebtedness other than the notes.

Except as provided below, the notes shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise. The notes will not be entitled to the benefit of any sinking fund.

The principal of each note payable at maturity or earlier redemption will be paid against presentation and surrender of such note at the office or agency maintained for such purpose in London, initially the corporate trust office of the paying agent, located at One Canada Square, Canary Wharf, London E14 5AL, United Kingdom, in euro.

Interest

The 2030 notes will mature on October 18, 2030, the 2033 notes will mature on October 18, 2033, the 2041 notes will mature on October 18, 2041 and the 2051 notes will mature on October 18, 2051. Interest on the 2030 notes will accrue at the rate of 0.800% per annum, interest on the 2033 notes will accrue at the rate of 1.125% per annum, interest on the 2041 notes will accrue at the rate of 1.625% per annum, and interest on the 2051 notes will accrue at the rate of 2.000% per annum. Interest on the notes will be payable from October 18, 2021, and will be paid annually in arrears on October 18 of each year, commencing on October 18, 2022 (each such date being an “interest payment date”), to the persons in whose names the notes are registered in the security register on the Clearing System Business Day immediately preceding each such interest payment date (each such date being a “regular record date”). Interest on the notes will be computed by Thermo Fisher International on the basis of an ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association) day count convention.

If any interest payment date, maturity date or earlier date of redemption of the notes falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date the payment was due and no interest shall accrue on the amount so payable for the period from and after that interest payment date, that maturity date or that date of redemption, as the case may be.

Business Day

For purposes of the notes, “business day” means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open. For purposes of the notes, “Clearing System Business Day” means Monday to Friday, except December 25 and January 1.

Guarantee

Thermo Fisher will fully and unconditionally guarantee the due and punctual payment of all obligations of Thermo Fisher International under the indenture and the notes, whether for the payment of principal of, premium, if any, or interest or any additional amounts (as defined in the section “Description of Thermo Fisher International Debt Securities—Payment of Additional Amounts” in the accompanying prospectus), on the notes or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. The guarantee will be an unsecured and unsubordinated obligation of Thermo Fisher and will rank equally with all of its other unsecured and unsubordinated obligations. See “Description of Thermo Fisher International Debt Securities—Guarantee” in the accompanying prospectus.

Issuance in Euro

Thermo Fisher International will pay the principal of and interest on each note to the registered holder in euro in immediately available funds, provided that, if on or after the date of this prospectus supplement the euro is unavailable to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher, due to the imposition of exchange controls or other circumstances beyond Thermo Fisher International’s or Thermo Fisher’s control or if the euro is no longer being used by the then member states of the European Economic and Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to Thermo Fisher International or, in the case of the guarantee, Thermo Fisher, or so used. In such circumstances, the amount payable on any date in euro will be converted by Thermo Fisher International into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, so long as the notes are in book-entry form, Thermo Fisher International will make payments of principal and interest through the paying agent.

Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Payment of Additional Amounts

Subject to certain exceptions and limitations, Thermo Fisher International and Thermo Fisher may be required to pay as additional interest to certain noteholders such amounts as may be necessary so that every net payment on such note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the Netherlands or the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in such note to be then due and payable. See “Description of Thermo Fisher International Debt Securities—Payment of Additional Amounts” in the accompanying prospectus. In addition to the exceptions and limitations set out in “Description of Thermo Fisher International Debt Securities—Payment of Additional Amounts” in the accompanying prospectus, Additional Amounts will not be payable by Thermo Fisher International with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for or on account of any withholding or deduction required to be made from payments in respect of debt securities pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

Optional Redemption

Thermo Fisher International will have the option to redeem the notes of any series, in whole at any time or in part from time to time, on at least 10 days but no more than 60 days prior written notice transmitted to the registered holders of the notes to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, the notice shall state the nature of such conditions precedent.

Prior to the applicable Par Call Date, upon redemption of the notes of any series, Thermo Fisher International will pay a redemption price equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed, and

(2)

the sum of the present values of the Remaining Scheduled Payments (as defined below) of the notes to be redeemed, discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) using a discount rate equal to the Comparable Bond Rate (as defined below) plus 20 basis points in the case of the 2030 notes, 20 basis points in the case of the 2033 notes, 25 basis points in the case of the 2041 notes and 30 basis points in the case of the 2051 notes, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

On and after the applicable Par Call Date, upon redemption of the notes of any series, Thermo Fisher International will pay a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Notwithstanding the foregoing, installments of interest on the notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the notes and the indenture.

If less than all of a series of notes are to be redeemed, the notes of such series to be redeemed, shall be selected, in the case of global securities, in accordance with applicable depositary procedures and, in the case of definitive securities, in a manner the trustee deems to be fair and appropriate, unless otherwise required by law or applicable stock exchange requirements. The notes may be redeemed in part in the minimum authorized denomination for the notes or in any integral multiple of such amount. Unless Thermo Fisher International defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

“Comparable Bond Rate” means, for any redemption date, the rate per annum equal to the annual equivalent yield to maturity or interpolated yield to maturity (on a day count basis), computed as of the third business day immediately preceding that redemption date, of the Comparable Government Issue, assuming a price for the Comparable Government Issue (expressed as a percentage of its principal amount) equal to the Comparable Price for that redemption date.

“Comparable Government Issue” means the euro-denominated security issued by the German government selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed (assuming that the notes to be redeemed matured on the applicable Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Comparable Price” means, with respect to any redemption date, (a) the average of the Reference Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Dealer Quotations, (b) if Thermo Fisher International obtains fewer than four Reference Dealer Quotations, the arithmetic average of those quotations or (c) if Thermo Fisher International obtains only one Reference Dealer Quotation, such Reference Dealer Quotation.

“Independent Investment Banker” means one of the Reference Dealers appointed by us to act as the “Independent Investment Banker.”

“Par Call Date” means July 18, 2030 in the case of the 2030 notes; July 18, 2033 in the case of the 2033 notes; April 18, 2041 in the case of the 2041 notes; and April 18, 2051 in the case of the 2051 notes.

“Reference Dealer” means each of (i) Barclays Bank PLC, Morgan Stanley Europe SE, BofA Securities Europe SA, Citigroup Global Markets Europe AG and Mizuho Securities Europe GmbH and their respective affiliates or successors and (ii) one other nationally recognized investment banking firm (or its affiliate) that is a broker or dealer of, and/or market maker in, German government bonds (each a “Primary Bond Dealer”) that Thermo Fisher International selects in connection with the particular redemption, and its successors, provided that if at any time any of the above is not a Primary Bond Dealer, Thermo Fisher International will substitute that entity with another nationally recognized investment banking firm that Thermo Fisher International selects that is a Primary Bond Dealer.

“Reference Dealer Quotations” means, with respect to each Reference Dealer and any redemption date, the arithmetic average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Government Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Dealer at 11:00 a.m., London time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming that the notes to be redeemed matured on the applicable Par Call Date); provided, however, that, if such redemption date is not an interest payment date with respect to such notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

Redemption Upon Changes in Withholding Taxes

Thermo Fisher International may redeem all, but not less than all, of a series of the notes in the event of certain changes in the tax law of the Netherlands or the United States (or any taxing authority thereof or therein) if, in the written opinion of independent counsel chosen by Thermo Fisher International or Thermo Fisher, there is a material probability that Thermo Fisher International or Thermo Fisher will become obligated to pay additional interest on any such series of notes as described above. This redemption would be at a redemption price equal to 100% of the principal amount of the notes, together with accrued and unpaid interest to, but not including, the date fixed for redemption. See “Description of Thermo Fisher International Debt Securities—Redemption Upon Changes in Withholding Taxes” in the accompanying prospectus.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event occurs with respect to any series of notes, unless Thermo Fisher International has redeemed such series of notes in full, as described above, has defeased such series of notes or has satisfied and discharged such series of notes as described below, Thermo Fisher International will make an offer to each holder of the applicable series of notes (the “Change of Control Offer”) to repurchase any and all of such holder’s notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of such notes (such principal amount to be equal to €100,000 or an integral multiple of €1,000 in excess thereof), plus accrued and unpaid interest, if any, thereon, to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, notice shall be delivered to holders of notes of such series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 15 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”), pursuant to the procedures required by the notes and described in such notice. Notwithstanding the foregoing, installments of interest on any series of notes that are due and payable on interest payment dates falling on or prior to the Change of Control Payment Date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with such series of notes and the indenture. Thermo Fisher International must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control repurchase provisions of the notes, Thermo Fisher International will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control repurchase provisions of the notes by virtue of such conflicts.

On the Change of Control Payment Date, Thermo Fisher International will be required, to the extent lawful, to:

•	accept for payment all notes or portions of notes of the applicable series properly tendered pursuant to the Change of Control Offer;

•	deposit with the trustee or a paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes of the applicable series properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the principal amount of notes or portions of notes of such series being repurchased.

“Below Investment Grade Rating Event” means, with respect to a series of notes, such notes are downgraded below Investment Grade Rating by any two of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by Thermo Fisher International or Thermo Fisher of the occurrence of a Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period shall be extended so long as the rating of such notes is under publicly announced consideration for possible downgrade by at least two of such Rating Agencies on such 60th day, such extension to last with respect to each such Rating Agency until the date on which such

Rating Agency considering such possible downgrade either (x) rates such notes below Investment Grade or (y) publicly announces that it is no longer considering such notes for possible downgrade, provided that no such extension will occur if on such 60th day such notes are rated Investment Grade by at least two of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agencies).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Thermo Fisher and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Thermo Fisher or one of its direct or indirect wholly-owned subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of Thermo Fisher’s outstanding voting stock or other voting stock into which Thermo Fisher’s voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)

Thermo Fisher consolidates with, or merges with or into, any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), or any “person” or “group” consolidates with, or merges with or into, Thermo Fisher, in any such event pursuant to a transaction in which any of Thermo Fisher’s voting stock or the voting stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Thermo Fisher’s voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

(4)	the adoption of a plan relating to Thermo Fisher’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) Thermo Fisher becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a parent company) and (b)(i) the holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of Thermo Fisher’s voting stock immediately prior to that transaction or (ii) no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company satisfying the requirements of this sentence) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the voting stock of such holding company immediately following such transaction.

For purposes of this definition, “voting stock” means with respect to any specified person (as that term is used in Section 13(d)(3) of the Exchange Act) capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right to vote has been suspended by the happening of such a contingency.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Thermo Fisher and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that Thermo Fisher International offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Thermo Fisher and its subsidiaries taken as a whole to another person or group may be uncertain.

“Change of Control Triggering Event” means, with respect to any series of notes, the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Fitch” means Fitch Ratings Limited, and any successor to its rating agency business.

“Investment Grade Rating” means a rating by Moody’s equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s) or a rating by S&P equal to or higher than BBB- (or the equivalent under any successor rating category of S&P) or a rating by Fitch equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Rating Agencies” means (1) Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the applicable series of notes or fails to make a rating of such notes publicly available for any reason, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by Thermo Fisher International (as certified by a resolution of its board of directors) as a replacement agency for any of Moody’s, S&P or Fitch, or all of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.

Other Provisions of the Notes

The notes will be subject to certain other provisions set forth in the accompanying prospectus, including under “Description of Thermo Fisher International Debt Securities—Certain Covenants” and “Description of Thermo Fisher International Debt Securities—Modification and Waiver.”

Defeasance; Satisfaction and Discharge

The notes will be subject to defeasance and discharge and to defeasance of certain covenants as set forth in the indenture. See “Description of Thermo Fisher International Debt Securities—Defeasance” and “Description of Thermo Fisher International Debt Securities—Satisfaction and Discharge” in the accompanying prospectus.

Listing

The notes are new issues of securities with no established trading markets. Application has been made for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin though no assurance can be provided that such listing will be approved or that the notes will be admitted to trading on GEM. If such a listing is obtained, Thermo Fisher International has no obligation to maintain such listing and may delist the notes at any time. The underwriters have advised us that they intend to make a market in the notes after this offering is completed, but they are not obligated to do so and may discontinue any market-making activity at any time without notice to, or the consent of, noteholders.

Events of Default

The indenture defines an Event of Default with respect to each series of notes. Events of Default on notes of a series are any of the following:

•	Default in the payment of the principal or any premium on a note of such series when due (whether at maturity, upon acceleration, redemption or otherwise).

•	Default for 30 days in the payment of interest on a note of such series when due.

•	Failure to comply with the provisions described under the caption “—Repurchase Upon a Change of Control” with respect to such series.

•

Failure to observe or perform any other term of the indenture applicable to such series of notes for a period of 90 days after Thermo Fisher International receives a notice of default stating Thermo Fisher International or Thermo Fisher is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the applicable series of notes.

•

(1) Failure by Thermo Fisher International or Thermo Fisher to pay indebtedness for money Thermo Fisher or Thermo Fisher International borrowed or guaranteed the payment of in an aggregate principal amount of at least $500 million at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (2) acceleration of the maturity of any indebtedness for money Thermo Fisher International or Thermo Fisher borrowed or guaranteed the payment of in an aggregate principal amount of at least $500 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by Thermo Fisher International or Thermo Fisher, as applicable, or waived by the holders of the indebtedness, in each case, as permitted by the governing instrument, then the Event of Default under the indenture governing the notes caused by such default will be deemed likewise to be cured or waived.

•	Certain events in bankruptcy, insolvency or reorganization with respect to Thermo Fisher International or Thermo Fisher.

•

The guarantee of the notes is determined in a final, non-appealable judgment to be unenforceable or invalid or such guarantee is asserted in writing by Thermo Fisher International or Thermo Fisher to no longer be in full force and effect and enforceable in accordance with its terms.

An Event of Default under one series of debt securities issued pursuant to the indenture does not necessarily constitute an Event of Default under any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder, including any series of the notes, of any default if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.

Remedies if an Event of Default Occurs

The indenture provides that if an Event of Default has occurred with respect to a series of notes and has not been cured, the trustee or the holders of not less than 25% in aggregate principal amount of the notes of such series then outstanding may declare the entire principal amount of all of the notes of such series, and accrued interest, if any, to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to Thermo Fisher International or Thermo Fisher, the principal amount of all of the notes will be automatically accelerated, without any action by the trustee or any holder. The holders of a majority in aggregate principal amount of the notes of such series may by written notice to Thermo Fisher International and the trustee, on behalf of the holders of the notes of such series, rescind an acceleration or waive any existing Default or Event of Default with respect to such series and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, the notes of such series.

Except as may otherwise be provided in the indenture in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding notes of the applicable series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. Subject to certain exceptions contained in the indenture, these majority holders may also direct the trustee in performing any other action under the indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the applicable series of notes, the following must occur:

•	You must give the trustee written notice that an Event of Default with respect to the applicable series of notes has occurred and remains uncured.

•

The holders of not less than 25% in aggregate principal amount of all outstanding notes of the applicable series must make a written request that the trustee take action because of the Event of Default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and, during such 60-day period, the trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding notes of such series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date of that payment.

Thermo Fisher International will furnish to the trustee every year a written statement of one of its officers certifying that, to such officer’s knowledge, Thermo Fisher International is in compliance with the indenture and the notes, or else specifying any default.

Book-Entry, Procedures, Delivery and Form

We have obtained the information in this section from sources that we believe to be reliable. Neither Thermo Fisher nor Thermo Fisher International take any responsibility for an accurate portrayal of this information. In addition, the description in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

Global Clearance and Settlement

Thermo Fisher International will issue each series of the notes in the form of permanent, registered securities in global form (each a Global Note). The notes, when issued in global form, are intended to be eligible to be pledged as collateral in European central banking and monetary operations and to be held under the NSS. The global securities will be deposited with, or on behalf of, a Common Safekeeper for Euroclear and Clearstream and issued to and registered in the name of the nominee of the Common Safekeeper. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of the ICSDs. Investors may hold their beneficial interests in the global securities directly through an ICSD if they have an account with an ICSD or indirectly through organizations that have accounts with the ICSDs.

The ICSDs hold securities of institutions that have accounts with the ICSDs (“participants”) to facilitate the clearance and settlement of securities transactions among their participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The ICSDs’ participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the ICSDs’ book-entry system is also available to others such as banks, brokers, dealers and trust companies (“indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

We expect that pursuant to procedures established by the ICSDs, upon the deposit of the global securities with the Common Safekeeper, the ICSDs will credit, on their book-entry registration and transfer systems, the interest in the notes represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriters of the notes. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the ICSDs (with respect to participants’ interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.

Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

So long as the nominee of the Common Safekeeper is the registered holder and owner of the global securities, such nominee will be considered the sole legal owner and holder of the notes evidenced by the global certificates for all purposes of such notes. Except as set forth below as an owner of a beneficial interest in the global certificates, you will not be entitled to have the notes represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owner or holder of any notes under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the nominee of the Common Safekeeper, as the holder of the global securities, is entitled to take, the Common Safekeeper will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

All payments on notes represented by the global securities registered in the name of the nominee of the Common Safekeeper and held by the Common Safekeeper will be made to the ICSDs or the nominee of the Common Safekeeper, as the case may be, as the registered owner and holder of the global securities.

We expect that the ICSDs, upon receipt of any payment on the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the ICSDs. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the ICSDs and their participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

Although the ICSDs customarily operate the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the ICSDs, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by either ICSD or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If:

•

Thermo Fisher International or Thermo Fisher has been notified that Euroclear or Clearstream (or any additional or alternative clearing system approved Thermo Fisher International or Thermo Fisher, the trustee, the registrar and the paying agent on behalf of which the Global Notes may be held) has been closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or has announced an intention permanently to cease business or does in fact do so; or

•	an event of default in respect of the notes has occurred and is continuing and the registrar has received a request from Euroclear or Clearstream;

then, upon surrender by an ICSD of a Global Note, certificated notes will be issued to each person that the ICSD identifies as the beneficial owner of the series of notes represented by such Global Note. Upon the issuance of certificated notes, the registrar is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

None of Thermo Fisher International, Thermo Fisher or the trustee will be liable for any delay by an ICSD or any participant or indirect participant in the ICSD in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the ICSD for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

Eurosystem eligibility

The notes are intended to be held in a manner that would allow for Eurosystem eligibility. This means that the notes are intended upon issue to be deposited with one of the ICSDs as Common Safekeeper, and registered in the name of the nominee of one of the ICSDs acting as Common Safekeeper, and does not necessarily mean that the notes will be recognized as eligible collateral for Eurosystem monetary policy and intraday credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the European Central Bank being satisfied that Eurosystem eligibility criteria have been met.

Trustee and Paying Agent

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture governing the notes. The Bank of New York Mellon Trust Company, N.A. is a national banking association organized under and governed by the laws of the United States of America, and provides trust services and acts as indenture trustee for numerous corporate securities issuances, including for other series of debt securities of which Thermo Fisher is the issuer. The Bank of New York Mellon, London Branch, will be the initial paying agent for the notes in London. Upon notice to the trustee, Thermo Fisher International may change the paying agent at any time.

Governing Law

The indenture, the notes and the guarantee, for all purposes, shall be governed by and construed in accordance with the laws of the State of New York.

CERTAIN TAX CONSIDERATIONS

U.S. Federal Tax Considerations

The following is a summary of material U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “U.S. Treasury Regulations”), administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases notes on original issuance at the initial offering price at which a substantial amount of the applicable series of notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income tax related to the purchase, ownership and disposition of the notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes whose “functional currency” (as determined under the Code) is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•

tax consequences to persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code;

•	U.S. federal alternative minimum tax consequences, if any;

•	the potential application of the Medicare tax on net investment income;

•	any state, local or non-U.S. tax consequences; and

•	U.S. federal estate or gift taxes, if any.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of notes that is a partnership and partners in such a partnership should consult their own tax advisors.

This summary of material U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. A prospective holder considering the purchase of notes should consult its own tax advisors concerning the U.S. federal income tax consequences to it in light of such prospective holder’s specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of notes that is not a U.S. holder.

Although not entirely free from doubt, for U.S. federal income tax purposes, we believe that Thermo Fisher International should be the issuer of the Notes and intend to treat Thermo Fisher International as the issuer, and the remainder of this discussion assumes that Thermo Fisher International is the issuer.

Consequences to U.S. Holders

Payments of Interest

Subject to the discussion below under “Additional Payments,” interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the issue price of each note will be equal to its stated principal amount or, if the issue price is less than its stated principal amount, the difference will be a de minimis amount (within the meaning of the Code) and the notes will not be issued with original issue discount.

A U.S. holder that uses the cash method of tax accounting and that receives a payment of interest will be required to include in income the U.S. dollar value of the euro payment (determined based on a spot rate on the date the payment is received), and this U.S. dollar value will be the U.S. holder’s tax basis in the euro received. A U.S. holder that uses the accrual method of tax accounting will be required to include in income the U.S. dollar value of the amount of interest income that accrues with respect to a note during an accrual period. The U.S. dollar value of the accrued income generally will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. The U.S. holder will recognize foreign currency gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date the interest payment is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the euro payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). If a U.S. holder does not wish to translate interest income using the average exchange rate, certain alternative elections may be available.

Interest income recognized by a U.S. holder with respect to the notes will be treated as foreign-source income for U.S. foreign tax credit purposes. The source of foreign currency gain or loss is generally determined by reference to the residence of the recipient or, in certain circumstances, of the “qualified business unit” of the U.S. holder to which the gain or loss is attributable. In each case such income, gain or loss will generally be treated as income in the “passive category” for those purposes (though in certain cases interest income may be treated as income in the “general category” for those purposes).

Any non-U.S. income taxes withheld from interest payments on a note will generally be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, subject to applicable limitations that may vary depending upon the U.S. holder’s particular circumstances. Alternatively, the U.S. holder may deduct such

non-U.S. income taxes in computing U.S. taxable income, provided that the U.S. holder elects to deduct (rather than credit) all eligible foreign income taxes paid or accrued during the taxable year.

Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. For example, if we are required to repurchase the notes in connection with a Change of Control as described in “Description of the Notes—Repurchase Upon a Change of Control,” we must pay a 1% premium. The possibility of such payments may implicate special rules under U.S. Treasury Regulations governing “nonfunctional currency contingent payment debt instruments.” However, the possibility that additional payments will be made will not cause the notes to be nonfunctional currency contingent payment debt instruments if, as of the date the notes are issued, there is only a remote chance that such payments will be made or certain other exceptions apply. We have determined and intend to take the position (and the remainder of this discussion assumes) that the possibility of such events occurring will not subject the notes to the nonfunctional currency contingent payment debt rules. Our determination that the notes are not nonfunctional currency contingent payment debt instruments is binding on U.S. holders unless they disclose their contrary positions to the IRS in the manner required by applicable U.S. Treasury Regulations. Our determination that the notes are not nonfunctional currency contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our determination and the notes were treated as nonfunctional currency contingent payment debt instruments, U.S. holders might be required, among other things, (i) to accrue interest income at a higher rate than the stated interest rate on the notes, regardless of their method of tax accounting and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. If any additional payments are in fact made, U.S. holders generally will be required to recognize such amounts as income.

Sale, Redemption or Other Taxable Disposition of Notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “Payments of Interest” above. A U.S. holder’s tax basis in a note will be the U.S. dollar value of the euro amount paid for the note, determined on the date of the purchase. A U.S. holder’s amount realized generally will equal the U.S. dollar value of the euro received, calculated at the exchange rate in effect on the date of disposition, plus the fair market value of any other property received in exchange for the note. If the notes are traded on an established securities market, special rules will apply for purposes of determining the exchange rate to use in translating euro to U.S. dollars. Except to the extent of foreign currency gain or loss, as described below, any gain or loss recognized on a taxable disposition of a note will generally be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of a note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. A U.S. holder’s ability to deduct capital losses is subject to significant limitations under the Code.

A U.S. holder may recognize foreign currency gain or loss upon the sale, redemption or other taxable disposition of a note as a result of fluctuations in the euro-U.S. dollar exchange rate. Gain or loss attributable to such fluctuations will equal the difference between (i) the U.S. dollar value of the U.S. holder’s purchase price in euro of the note, determined using the spot price on the date the note is disposed of, and (ii) the U.S. dollar value of the U.S. holder’s purchase price in euro of the note, determined using the spot price on the date the U.S. holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, redemption or other taxable disposition of the note. Any such gain or loss generally will be ordinary income or loss and will generally be sourced by reference to the residence of the U.S. holder or, in certain circumstances, of the “qualified business unit” of the U.S. holder to which the gain or loss is attributable.

If a U.S. holder recognizes a loss upon a sale or other taxable disposition of a note and such loss is above certain thresholds, the U.S. holder may be required to file a disclosure statement with the IRS.

A U.S. holder will have a tax basis in any euro received on the sale, redemption or other taxable disposition of a note equal to the U.S. dollar value of the euro, determined at the time of sale, redemption or other taxable disposition.

If any non-U.S. income tax is withheld on the sale or other taxable disposition of a note, the amount realized by a U.S. holder will include the gross amount of the proceeds of that sale or other taxable disposition before deduction of such tax. Capital gain or loss, if any, recognized by a U.S. holder on the sale or other taxable disposition of a note will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. Any non-U.S. income taxes withheld from proceeds of a note may be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, subject to applicable limitations that may vary depending upon the U.S. holder’s particular circumstances. Alternatively, the U.S. holder may take a deduction for the foreign income tax if the U.S. holder elects to deduct (rather than credit) all eligible foreign income taxes paid or accrued during the taxable year.

Sale of Euro

If a U.S. holder sells the euro received as a principal or interest payment or in exchange for a note, the U.S. holder will have foreign currency gain or loss equal to the difference between the amount of U.S. dollars received (or the U.S. dollar fair market value of any property received) and the U.S. holder’s tax basis in the euro. Any gain or loss realized by a U.S. holder on a sale or other taxable disposition of euro (including its exchange for U.S. dollars) generally will be characterized as foreign currency gain or loss. Such gain or loss will be ordinary income or loss and will be sourced by reference to the residence of the U.S. holder or, in certain circumstances, of the “qualified business unit” of the U.S. holder to which the gain or loss is attributable.

A U.S. holder who purchases a note with previously owned euro will recognize foreign currency gain or loss in an amount equal to the difference, if any, between such U.S. holder’s tax basis in the euro and the U.S. dollar fair market value of the note on the date of purchase. Any such gain or loss generally will be ordinary income or loss and will be sourced by reference to the residence of the U.S. holder or, in certain circumstances, of the “qualified business unit” of the U.S. holder to which the gain or loss is attributable.

The foreign currency rules applicable to the notes are complex and their application may depend on a holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a holder should make any of these elections may depend on the U.S. holder’s particular federal income tax situation. U.S. holders are therefore urged to consult their own tax advisors regarding the application of the foreign currency rules to their ownership and disposition of the notes.

Foreign Financial Asset Reporting

A U.S. holder that holds certain foreign financial assets (which may include our notes) other than in an account at a financial institution may be required to report information relating to such assets to the IRS. Failure to report such information, if required, may result in substantial penalties.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding at the applicable rate will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of its exempt status (generally by providing an IRS Form W-9 or an approved substitute), or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income and is therefore subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

In general, payments of interest on the notes to a non-U.S. holder will not be subject to U.S. federal income or withholding tax, unless (i) the non-U.S. holder is engaged in a trade or business in the United States, (ii) interest on the notes is effectively connected with the conduct of that trade or business, and (iii) if certain income tax treaty provisions apply, such interest is attributable to a U.S. permanent establishment or fixed base, in which event (A) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder, and (B) if the non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Redemption or Other Taxable Disposition of Notes

Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•

that gain is treated as being from U.S. sources, the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

A non-U.S. holder described in the first bullet point above will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the notes, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, absent a contrary provision in an applicable income tax treaty, such non-U.S. holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding

In general, payments of principal and interest on, and payments of the proceeds of sales of, the notes made to a non-U.S. holder within the United States, or outside the United States by a U.S. payor or U.S. middleman (which includes certain foreign financial intermediaries with certain connections to the United States), may be subject to information reporting and backup withholding unless such non-U.S. holder provides a properly executed applicable IRS Form W-8 or otherwise meet documentary evidence requirements for establishing its status as a non-U.S. holder, or qualifies as an exempt recipient.

Netherlands Tax Considerations

The following summary does not purport to be a comprehensive description of all Netherlands tax considerations that could be relevant to holders of the notes. This summary is intended for general information only. Each prospective holder should consult a professional tax adviser with respect to the tax consequences of an investment in the notes. This summary is based on Netherlands tax legislation and published case law in force as of the date of this prospectus supplement. It does not take into account any developments or amendments thereof after that date, whether or not such developments or amendments have retroactive effect. For the purposes of this section, “the Netherlands” shall mean that part of the Kingdom of the Netherlands that is in Europe.

Scope

Regardless of whether or not a holder of notes is, or is treated as being, a resident of the Netherlands, this summary, with the exception of the section on withholding tax below, does not address the Netherlands tax consequences for such a holder:

•

having a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in Thermo Fisher International and holders of notes of whom a certain related person holds a substantial interest in Thermo Fisher International. Generally speaking, a substantial interest in Thermo Fisher International arises if a person, alone or, where such person is an individual, together with his or her partner (statutory defined term), directly or indirectly, holds or is deemed to hold (i) an interest of 5 per cent or more of the total issued capital of Thermo Fisher International or of 5 per cent or more of the issued capital of a certain class of shares of Thermo Fisher International, (ii) rights to acquire, directly or indirectly, such interest or (iii) certain profit sharing rights in Thermo Fisher International;

•

who is a private individual and who may be taxed in box 1 for the purposes of Netherlands income tax (inkomstenbelasting) as an entrepreneur (ondernemer) having an enterprise (onderneming) to which the notes are attributable, or who may otherwise be taxed in box 1 with respect to benefits derived from the notes;

•

which is a corporate entity and a taxpayer for the purposes of Netherlands corporate income tax (vennootschapsbelasting), having a participation (deelneming) in the issuer (such a participation is generally present in the case of an interest of at least five per cent of the issuer’s nominal paid-in capital);

•

which is a corporate entity or a person taxable as a corporate entity and an exempt investment institution (vrijgestelde beleggingsinstelling) or investment institution (beleggingsinstelling) for the purposes of Netherlands corporate income tax, a pension fund, or otherwise not a taxpayer or exempt for corporate income tax purposes;

•	which is a corporate entity or a person taxable as a corporate entity and a resident of Aruba, Curacao or Sint Maarten; or

•	which is not considered the beneficial owner (uiteindelijk gerechtigde) of the notes and/or the benefits derived from the notes.

This summary does not describe the Netherlands tax consequences for a person to whom the notes are attributed on the basis of the separated private assets provisions (afgezonderd particulier vermogen) in the Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001) and/or the Netherlands Gift and Inheritance Tax Act 1956 (Successiewet 1956).

Withholding tax

All payments made by Thermo Fisher International under the notes may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein, save that Dutch withholding tax may apply on certain (deemed) payments of interest made to an affiliated (gelieerde) entity of Thermo Fisher International and/or Thermo Fischer if such entity (i) is considered to be resident (gevestigd) in a jurisdiction that is listed in the yearly updated Dutch Regulation on low-taxing states and non-cooperative jurisdictions for tax purposes (Regeling laagbelastende staten en niet-coöperatieve rechtsgebieden voor belastingdoeleinden), or (ii) has a permanent establishment located in such jurisdiction to which the interest is attributable, or (iii) is entitled to the interest payable for the main purpose or one of the main purposes to avoid taxation for another person, or (iv) is a not considered to be the recipient of the interest in its jurisdiction of residence because such jurisdiction treats another (lower tier) entity as the recipient of the interest (a hybrid mismatch), or (v) is not resident anywhere (also a hybrid mismatch), all within the meaning of the Withholding Tax Act 2021 (Wet bronbelasting 2021).

Income tax

Resident holders: A holder who is a private individual and a resident, or treated as being a resident of the Netherlands for the purposes of Netherlands income tax, must record notes as assets that are held in box 3. Taxable income with regard to the notes is then determined on the basis of a certain deemed return on the holder’s yield basis (rendementsgrondslag) at the beginning of the calendar year insofar the yield basis exceeds a certain threshold (heffingvrij vermogen), rather than on the basis of income actually received or gains actually realised. Such yield basis is determined as the fair market value of certain qualifying assets held by the holder of the notes, less the fair market value of certain qualifying liabilities at the beginning of the calendar year. The fair market value of the notes will be included as an asset in the holder’s yield basis. The holder’s yield basis is allocated to up to three brackets for which different deemed returns apply. The first bracket includes amounts up to and including €50,000, which amount will be split into a 67 per cent. low-return part and a 33 per cent. high-return part. The second bracket includes amounts in excess of €50,000 and up to and including €950,000, which amount will be split into a 21 per cent. low-return part and a 79 per cent. high-return part. The third bracket includes amounts in excess of €950,000, which will be considered high-return in full. For 2021 the deemed return on the low-return parts is 0.03 per cent. and on the high-return parts is 5.69 per cent. The deemed return percentages will be reassessed every year. The deemed return on the holder’s yield basis is taxed at a rate of 31 per cent.

Non-resident holders: A holder who is a private individual and neither a resident, nor treated as being a resident of the Netherlands for the purposes of the Netherlands income tax, will not be subject to such tax in respect of benefits derived from the notes, unless such holder is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise which is effectively managed in the Netherlands, to which enterprise the notes are attributable.

Corporate income tax

Resident holders: A holder which is a corporate entity or a person taxable as a corporate entity and, for the purposes of Netherlands corporate income tax, a resident, or treated as being a resident, of the Netherlands, is taxed in respect of benefits derived from the notes at rates of up to 25 per cent.

Non-resident holders: A holder which is a corporate entity or a person taxable as a corporate entity and, for the purposes of Netherlands corporate income tax, is neither a resident, nor treated as being a resident, of the Netherlands, will not be subject to corporate income tax unless such holder has an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, a Netherlands Enterprise (Nederlandse onderneming), to which Netherlands Enterprise the notes are attributable, or such holder is (other than by way of securities) entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the notes are attributable. Such holder is taxed in respect of benefits derived from the notes at rates of up to 25 per cent.

Gift and inheritance tax

Resident holders: Netherlands gift tax or inheritance tax (schenk- of erfbelasting) will arise in respect of an acquisition (or deemed acquisition) of notes by way of a gift by, or on the death of, a holder of notes who is a resident, or treated as being a resident, of the Netherlands for the purposes of Netherlands gift and inheritance tax.

Non-resident holders: No Netherlands gift tax or inheritance tax will arise in respect of an acquisition (or deemed acquisition) of notes by way of a gift by, or on the death of, a holder of notes who is neither a resident, nor treated as being a resident, of the Netherlands for the purposes of Netherlands gift and inheritance tax.

Other taxes

No Netherlands value added tax (omzetbelasting) will arise in respect of any payment in consideration for the issue of notes, with respect to any cash settlement of notes or with respect to the delivery of notes. Furthermore, no Netherlands registration tax, capital tax, transfer tax or stamp duty (nor any other similar tax or duty) will be payable in connection with the issue or acquisition of the notes.

Residency

A holder will not become a resident, or a deemed resident of the Netherlands for Netherlands tax purposes by reason only of holding the notes.

UNDERWRITING

Barclays Bank PLC, Morgan Stanley Europe SE, BofA Securities Europe SA, Citigroup Global Markets Europe AG and Mizuho Securities Europe GmbH are acting as joint book-running managers of this offering. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes of each series set forth opposite its name below.

Underwriter	Principal Amount of 2030 Notes	Principal Amount of 2033 Notes	Principal Amount of 2041 Notes	Principal Amount of 2051 Notes
Barclays Bank PLC	€292,468,000	€250,687,000	€208,906,000	€125,344,000
Morgan Stanley Europe SE	292,468,000	250,687,000	208,906,000	125,344,000
BofA Securities Europe SA	133,700,000	114,600,000	95,500,000	57,300,000
Citigroup Global Markets Europe AG	178,119,000	152,674,000	127,228,000	76,337,000
Mizuho Securities Europe GmbH	178,119,000	152,674,000	127,228,000	76,337,000
BNP Paribas	54,536,000	46,745,000	38,954,000	23,372,000
Credit Suisse Bank (Europe), S.A.	54,536,000	46,745,000	38,954,000	23,372,000
Deutsche Bank Aktiengesellschaft	54,536,000	46,745,000	38,954,000	23,372,000
HSBC Bank plc	54,536,000	46,745,000	38,954,000	23,372,000
ING Bank N.V., Belgian Branch	54,536,000	46,745,000	38,954,000	23,372,000
MUFG Securities (Europe) N.V.	54,536,000	46,745,000	38,954,000	23,372,000
SMBC Nikko Capital Markets Europe GmbH	54,536,000	46,745,000	38,954,000	23,372,000
U.S. Bancorp Investments, Inc.	54,536,000	46,745,000	38,954,000	23,372,000
Wells Fargo Securities Europe S.A.	54,536,000	46,745,000	38,954,000	23,372,000
Loop Capital Markets LLC	26,342,000	22,578,000	18,816,000	11,290,000
BNY Mellon Capital Markets, LLC	17,592,000	15,079,000	12,566,000	7,540,000
KeyBanc Capital Markets Inc.	17,592,000	15,079,000	12,566,000	7,540,000
Nordea Bank Abp	17,592,000	15,079,000	12,566,000	7,540,000
RBC Europe Limited	17,592,000	15,079,000	12,566,000	7,540,000
Scotiabank Europe plc	17,592,000	15,079,000	12,566,000	7,540,000
Academy Securities, Inc.	17,500,000	15,000,000	12,500,000	7,500,000
AmeriVet Securities, Inc.	17,500,000	15,000,000	12,500,000	7,500,000
Blaylock Van, LLC	17,500,000	15,000,000	12,500,000	7,500,000
R. Seelaus & Co., LLC	17,500,000	15,000,000	12,500,000	7,500,000

Total	€1,750,000,000	€1,500,000,000	€1,250,000,000	€750,000,000

To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more of its U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell the notes through certain of their affiliates.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes at the initial offering prices set forth on the cover page of this prospectus supplement, and may offer the notes to certain dealers at such price less a concession not in excess of 0.225% of the principal amount of the 2030 notes, 0.270% of the principal amount of the 2033 notes, 0.320% of the principal amount of the 2041 notes and 0.400% of the principal amount of the 2051 notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.150% of the principal amount of the 2030 notes, 0.180% of the principal amount of the 2033 notes, 0.210% of the principal amount of the 2041 notes and 0.250% of the principal amount of the 2051 notes to certain other dealers. After the initial offering, the initial offering prices, concessions or any other terms of this offering may be changed.

The expenses of this offering, not including the underwriting discounts, are estimated at $13.4 million and are payable by us.

New Issues of Notes

The notes will be new issues of securities with no established trading market. Application has been made for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin (which is not a regulated marked for the purposes of MiFID II). If such a listing is obtained, Thermo Fisher International has no obligation to maintain such listing, and may delist the notes at any time. Even if the notes are listed, no assurance can be given that any trading markets for the notes will develop or be maintained. If active trading markets do not develop for the notes, noteholders may not be able to resell them at all or at prices acceptable to them. Although the underwriters for this offering have advised us that they intend to make a market in the notes after completion of the offering, they are not obligated to do so and may discontinue market making at any time. We cannot assure you that liquid trading markets will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

Short Positions

In connection with the issue of the notes, Morgan Stanley Europe SE (in this capacity, the “stabilizing manager”) (or any person acting on behalf of the stabilizing manager) may over-allot the notes or effect transactions with a view to supporting the market prices of the notes at a level higher than that which might otherwise prevail. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the stabilization manager of a greater principal amount of notes than they are required to purchase in this offering. The stabilization manager must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the stabilization manager is concerned that there may be downward pressure on the prices of the notes in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while this offering is still in progress.

Similar to other purchase transactions, the stabilization manager’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the notes or preventing or retarding a decline in the market prices of the notes. As a result, the prices of the notes may be higher than the prices that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities. The underwriters and certain of their affiliates have, from time to time, performed and may perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, affiliates of Barclays Bank PLC and Morgan Stanley Europe SE are also providing financial advisory services to us in connection with the PPD Acquisition for which they are receiving customary fees and expenses. Furthermore, certain of the underwriters or their affiliates acted as underwriters of the August 2021 Offering and have agreed to provide us with the bridge financing that we may draw upon in the event that this offering is not consummated or we fail to otherwise obtain sufficient financing for the PPD Acquisition.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Because the underwriters or their affiliates has a lending relationship with us, the underwriters or certain of their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions (or both) in such securities and instruments.

Prohibition of Sales to EEA Retail Investors

The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Notice to Prospective Investors in the United Kingdom

Prohibition of Sales to UK Retail Investors

The notes may not be offered, sold or otherwise made available to any retail investor in the UK. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the EUWA; or

(b)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive , where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA.

Other regulatory restrictions

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Thermo Fisher International or Thermo Fisher.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors”, as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong (the “SFO”), and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous) Ordinance (Cap.32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors”, as defined in the SFO, and any rules made thereunder.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended)(the “FIEA”) and, accordingly, the securities have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus supplement, accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law; or

(4) as specified in Section 267(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the Netherlands

The notes have not been and will not be offered in the Netherlands other than to persons or entities who or which are a qualified investor (gekwalificeerde belegger) as defined in Section 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing

Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the issuer, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

LEGAL MATTERS

Certain legal matters in connection with the notes will be passed upon for Thermo Fisher by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York. The underwriters have been represented by Sidley Austin LLP, New York, New York. Certain matters under the laws of the Netherlands in connection with this offering will be passed upon for Thermo Fisher International by Linklaters LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information that issuers, including Thermo Fisher, file electronically with the SEC. The public can obtain any documents that we file with the SEC at www.sec.gov. We also make available free of charge on or through our own website at www.thermofisher.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus supplement or the accompanying prospectus.

We “incorporate by reference” information into this prospectus supplement, any related free writing prospectus, and the accompanying prospectus, which means that we are disclosing important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, any related free writing prospectus, and the accompanying prospectus except for any information that is superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the following documents that we previously filed with the SEC (File No. 001-08002):

•

our Annual Report on Form 10-K filed with the SEC on February  25, 2021, including information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for our 2021 Annual Meeting of Stockholders on Schedule 14A filed on April 8, 2021;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 7, 2021 and August 6, 2021; and

•

our Current Reports on Form 8-K filed with the SEC on February 24, 2021, April  15, 2021, April  16, 2021, May  20, 2021, July  9, 2021, August  23, 2021 and September 28, 2021 (other than information in such reports that is deemed to have been furnished to, rather than filed with, the SEC in accordance with SEC rules).

We also incorporate by reference any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement. The information incorporated by reference, as updated, is an important part of this prospectus supplement. Information that is deemed to be furnished to, rather than filed with, the SEC shall not be incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement, any related free writing prospectus, and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, any related free writing prospectus, or the accompanying prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus supplement, any related free writing prospectus, or the accompanying prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, any related free writing prospectus, or the accompanying prospectus, except as modified or superseded.

Paper copies of the filings referred to above (other than exhibits, unless the exhibit is specifically incorporated by reference into the filing requested) may be obtained free of charge by writing to us or calling us, care of our Investor Relations Department at our principal executive office located at 168 Third Avenue, Waltham, Massachusetts 02451, Telephone: (781) 622-1000.

SUPPLEMENTAL LISTING AND GENERAL INFORMATION

As disclosed in this prospectus supplement, application has been made to Euronext Dublin for the notes to be admitted to the Official List of Euronext Dublin and traded on the GEM of Euronext Dublin. This prospectus supplement dated October 6, 2021 must be read in conjunction with the prospectus dated February 28, 2019. The prospectus and the prospectus supplement together comprise the Listing Particulars for the purposes of this application and have been approved for such purposes by Euronext Dublin. For the avoidance of doubt, the Listing Particulars do not comprise a prospectus for the purposes of the Prospectus Regulation or the UK Prospectus Regulation and the Listing Particulars have not been reviewed or approved by the Central Bank of Ireland or the UK’s Financial Conduct Authority, respectively.

Thermo Fisher International and Thermo Fisher accept responsibility for the information contained in the Listing Particulars. To the best of the knowledge and belief of Thermo Fisher International and Thermo Fisher (who have taken all reasonable care to ensure that such is the case), such information is in accordance with the facts and does not omit anything likely to affect the import of such information.

Administrative, management and supervisory bodies

Directors of Thermo Fisher International

The directors of Thermo Fisher International and their respective business addresses and their principal occupations are:

Name	Business Address	Principal Occupation
Petrus (Piet) T.A. van der Zande	Takkebijsters 1, 4817 BL Breda, the Netherlands	Senior Director Finance and Tax Operations EMEA

Anthony H. Smith	168 Third Avenue, Waltham, Massachusetts 02451, United States	Vice President, Tax and Treasury, and Treasurer

There are no material conflicts of interest or material potential conflicts of interest between the private interests of the directors and the management team, and their duties to Thermo Fisher International.

Directors of Thermo Fisher

The directors of Thermo Fisher and their respective business addresses and their principal occupations are:

Name	Business Address	Principal Occupation
Marc N. Casper	168 Third Avenue, Waltham, Massachusetts 02451, United States	Chairman, President and Chief Executive Officer, Thermo Fisher Scientific Inc.

Thomas J. Lynch	168 Third Avenue, Waltham, Massachusetts 02451, United States	Chairman, TE Connectivity, Ltd.

Nelson J. Chai	168 Third Avenue, Waltham, Massachusetts 02451, United States	Chief Financial Officer, Uber Technologies, Inc.

C. Martin Harris	168 Third Avenue, Waltham, Massachusetts 02451, United States	Associate Vice President of Health Enterprise and Chief Business Officer, Dell Medical School at the University of Texas at Austin

Name	Business Address	Principal Occupation
Tyler Jacks	168 Third Avenue, Waltham, Massachusetts 02451, United States	President, Break Through Cancer

R. Alexandra Keith	168 Third Avenue, Waltham, Massachusetts 02451, United States	Chief Executive Officer – Beauty, Procter & Gamble

Jim P. Manzi	168 Third Avenue, Waltham, Massachusetts 02451, United States	Chairman, Stonegate Capital

James C. Mullen	168 Third Avenue, Waltham, Massachusetts 02451, United States	Chairman, President & CEO, Editas Medicine, Inc.

Lars R. Sørensen	168 Third Avenue, Waltham, Massachusetts 02451, United States	Former President and Chief Executive Officer, Novo Nordisk A/S

Debora L. Spar	168 Third Avenue, Waltham, Massachusetts 02451, United States	Professor, Harvard Business School

Scott M. Sperling	168 Third Avenue, Waltham, Massachusetts 02451, United States	Co-Chief Executive Officer, Thomas H. Lee Partners, L.P.

Dion J. Weisler	168 Third Avenue, Waltham, Massachusetts 02451, United States	Former President and Chief Executive Officer, HP Inc.

There are no material conflicts of interest or material potential conflicts of interest between the private interests of the directors and the management team, and their duties to Thermo Fisher.

Auditors

The financial year-end of Thermo Fisher is December 31. The independent auditors of Thermo Fisher are PricewaterhouseCoopers LLP, 101 Seaport Blvd., Boston, Massachusetts 02210, United States. PricewaterhouseCoopers LLP is an independent registered public accounting firm.

Material contracts

Thermo Fisher International has not entered into any material contracts other than in the ordinary course of its business. Thermo Fisher has entered into the material contracts from time to time as set forth on the exhibit index in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021, and in its quarterly reports on Form 10-Q filed with the SEC on May  7, 2021 and August 6, 2021.

Legal and arbitration proceedings

Except as set forth in Part I, Item 3—Legal Proceedings of the Annual Report on Form  10-K for the year ended December 31, 2020, neither Thermo Fisher nor any of its subsidiaries is involved in any governmental, legal or arbitration proceedings that may have, or have had in the previous 12 months, a significant effect on the financial position or profitability of Thermo Fisher and its subsidiaries taken as a whole nor, as far as Thermo Fisher International is aware, is any such governmental, legal or arbitration proceedings pending or threatened.

No material adverse change

Except as set forth in Part I, Item 1—Business, Part I, Item 1A—Risk Factors, Part I, Item 3—Legal Proceedings, Part II, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 8—Financial Statements and Supplementary Data of the Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021, and except as set forth in “Summary,” and “Risk Factors” in this prospectus supplement, there has been no material adverse change in Thermo Fisher’s prospects since December 31, 2020, and there has been no significant change in the financial or trading position of Thermo Fisher and its subsidiaries taken together as a whole since July 3, 2021 (the date to which Thermo Fisher’s most current unaudited financial statements have been prepared).

Financial statements incorporated by reference

The following document containing financial statements of Thermo Fisher has been filed with Euronext Dublin and is incorporated by reference into the Listing Particulars:

(1) Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on February 25, 2021).

Documents available for inspection

For as long as the notes are listed on the Official List and admitted to trading on the GEM, copies of the following documents will be available for inspection in electronic form (through the SEC’s EDGAR site or on the website of Thermo Fisher) or at the principal offices of Thermo Fisher located at 168 Third Avenue, Waltham, Massachusetts 02451, United States:

(a) Deed of Incorporation of Thermo Fisher International;

(b) Articles of Incorporation and Bylaws of Thermo Fisher;

(c) the indenture (including the guarantee); and

(d) the audited financial statements of Thermo Fisher for the years ended December 31, 2020 and December 31, 2019.

Authorization of issuance

The issuance of the notes was authorized by the board of directors of Thermo Fisher International by resolutions passed prior to the date of delivery of the notes. The guarantee of the notes was authorized by the board of directors of Thermo Fisher by resolutions passed prior to the date of delivery of the notes.

ISIN and Common codes

The International Securities Identification Numbers (ISIN) for the notes are as indicated below:

2030 notes: XS2366407018

2033 notes: XS2366415110

2041 notes: XS2366415201

2051 notes: XS2366415540

The Common Codes for the notes are as indicated below:

2030 notes: 236640701

2033 notes: 236641511

2041 notes: 236641520

2051 notes: 236641554

Listing agent

Walkers Listing Services Limited is acting solely in its capacity as listing agent for Thermo Fisher International (and not on its own behalf) in connection with the application for admission of the notes to the Official List of Euronext Dublin and to trading on its GEM.

Registered Office of the Issuer

Thermo Fisher Scientific (Finance I) B.V.

Takkebijsters 1

4817 BL Breda

The Netherlands

Registered Office of the Guarantor

Thermo Fisher Scientific Inc.

168 Third Avenue

Waltham, Massachusetts 02451

United States

Joint Book-Running Managers

Barclays Bank PLC 5 The North Colonnade Canary Wharf London E14 4BB United Kingdom	Morgan Stanley Europe SE Grosse Gallusstrasse 18 60312 Frankfurt-am-Main Germany	BofA Securities Europe SA 51 rue la Boétie 75008 Paris France	Citigroup Global Markets Europe AG Reuterweg 16 60323 Frankfurt am Main Germany	Mizuho Securities Europe GmbH Taunustor 1 60310 Frankfurt am Main Germany

Principal Paying Agent

The Bank of New York Mellon, London Branch

One Canada Square

London E14 5AL

United Kingdom

Trustee

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th Floor

Pittsburgh, PA 15262

United States

Legal Advisors

To the Issuer and the Guarantor as to U.S. Federal and New York law Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 United States	To the Underwriters as to U.S. Federal and New York law Sidley Austin LLP 787 7th Avenue New York, New York 10019 United States

Advisers to Issuer as to Dutch Law

Linklaters LLP

World Trade Centre Amsterdam

Tower H, 22nd floor

Zuidplein 180

1077 XV Amsterdam

The Netherlands

Advisers to Issuer as to English Law

Linklaters LLP

One Silk Street

London EC2Y 8HQ

United Kingdom

Independent Registered Public Accounting Firm to the Guarantor PricewaterhouseCoopers LLP 101 Seaport Blvd. Boston, Massachusetts 02210 United States	Listing Agent Walkers Listing Services Limited The Anchorage 17/19 Sir John Rogerson’s Quay Dublin 2 Ireland

PROSPECTUS

Thermo Fisher Scientific Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Purchase Contracts

Purchase Units

Warrants

Guarantees

Thermo Fisher Scientific (Finance I) B.V.

Debt Securities

(fully and unconditionally guaranteed by Thermo Fisher Scientific Inc.)

The Issuers may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

The Issuers may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

The common stock of Thermo Fisher Scientific Inc. trades on The New York Stock Exchange under the symbol “TMO”.

Investing in these securities involves certain risks. See “Risk Factors” included in or incorporated by reference in any accompanying prospectus supplement and elsewhere in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, Thermo Fisher or Thermo Fisher International may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the Issuers may offer. Each time Thermo Fisher or Thermo Fisher International sells securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” on page 1 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we”, “our” and “us” refer, collectively, to Thermo Fisher Scientific Inc., a Delaware corporation, and its consolidated subsidiaries. The term “Thermo Fisher” refers to Thermo Fisher Scientific Inc. a Delaware corporation, the term “Thermo Fisher International” refers to Thermo Fisher Scientific (Finance I) B.V., a private limited liability company incorporated under Dutch law and the term “Issuers” refers to Thermo Fisher and Thermo Fisher International, collectively.

Pursuant to Rule 3-10(b) (“Rule 3-10(b)”) of Regulation S-X, this prospectus does not contain separate financial statements for Thermo Fisher International since Thermo Fisher International is an indirect 100%-owned subsidiary of Thermo Fisher, and Thermo Fisher files consolidated financial information under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Thermo Fisher International is a “finance subsidiary” of Thermo Fisher under Rule 3-10(b) with no independent function other than financing activities. Thermo Fisher will provide a full and unconditional guarantee of Thermo Fisher International’s obligations under its debt securities, and no other subsidiary of Thermo Fisher will guarantee these obligations.

WHERE YOU CAN FIND MORE INFORMATION

Thermo Fisher files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.thermofisher.com. Our website is not a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information in and exhibits to the registration statement for further information on us and the securities the Issuers are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No.001-08002) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 27, 2019;

•

the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 10, 2018 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	Current Report on Form 8-K filed on February 28, 2019; and

•

the description of our common stock contained in our Amendment No.  3 to Registration Statement on Form 8-A filed on September 9, 1999, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Thermo Fisher Scientific Inc.

168 Third Avenue

Waltham, Massachusetts 02451

Attn: Investor Relations

Telephone: (781) 622-1111

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements. While we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and investors should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus or the date of information incorporated by reference herein.

A number of important factors could cause our results to differ materially from those indicated by such forward-looking statements, including those detailed in the section of any prospectus supplement or document incorporated by reference in this prospectus entitled “Risk Factors.”

THERMO FISHER

Thermo Fisher is the world leader in serving science. Our mission is to enable our customers to make the world healthier, cleaner and safer. We help our customers accelerate life sciences research, solve complex analytical challenges, improve patient diagnostics, deliver medicines to market and increase laboratory productivity.

Thermo Fisher had approximately 70,000 employees and served more than 400,000 customers within pharmaceutical and biotech companies, hospitals and clinical diagnostic labs, universities, research institutions and government agencies, as well as environmental, industrial quality and process control settings, as of December 31, 2018.

We serve our customers through our premier brands, Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific and Unity Lab Services:

•

The Thermo Scientific brand offers customers in research, diagnostics, industrial, and applied markets a complete range of high-end analytical instruments as well as laboratory equipment, software, services, consumables and reagents. Our portfolio of products includes innovative technologies for mass spectrometry, chromatography, elemental analysis, electron microscopy, molecular spectroscopy, sample preparation, informatics, chemical research and analysis, cell culture, bioprocess production, cellular, protein and molecular biology research, allergy testing, drugs-of-abuse testing, therapeutic drug monitoring testing, microbiology, anatomical pathology, as well as environmental monitoring and process control.

•

The Applied Biosystems brand offers customers in research, clinical and applied markets integrated instrument systems, reagents, and software for genetic analysis. Our portfolio includes innovative technologies for genetic sequencing and real-time, digital and end point polymerase chain reaction (PCR), that are used to determine meaningful genetic information in applications such as cancer diagnostics, human identification testing, and animal health, as well as inherited and infectious disease.

•

The Invitrogen brand offers life science customers a broad range of consumables and instruments that accelerate research and ensure consistency of results. Our portfolio of products includes innovative solutions for cellular analysis and biology, flow cytometry, cell culture, protein expression, synthetic biology, molecular biology and protein biology.

•

Fisher Scientific is our channels brand, offering customers a complete portfolio of laboratory equipment and consumables, chemicals, supplies and services used in scientific research, healthcare, safety, and education markets. These products are offered through an extensive network of direct sales professionals, segment-relevant printed collateral and digital content, a state-of-the-art website and supply-chain management services. We also offer a range of biopharma services for clinical trials management and biospecimen storage.

•

Unity Lab Services is our instrument and equipment services brand, offering a complete portfolio of services from enterprise level engagements to individual instruments and laboratory equipment, regardless of the original manufacturer. Through our network of world-class service and support personnel, we provide services that are designed to help our customers improve productivity, reduce costs, and drive decisions with better data.

We continuously increase our depth of capabilities in technologies, software and services, and leverage our extensive global channels to address our customers’ emerging needs. For example, in October 2018, we acquired, within the Life Sciences Solutions segment, Becton Dickinson and Company’s Advanced Bioprocessing business, expanding our bioproduction offerings. Our goal is to make our customers more productive in an increasingly competitive business environment, and to allow them to solve their challenges, from complex research to improved patient care, environmental and process monitoring, and consumer safety.

Thermo Fisher is a Delaware corporation and was incorporated in 1956. We completed our initial public offering in 1967 and our common stock was listed on the New York Stock Exchange in 1980. Thermo Fisher’s principal executive offices are located at 168 Third Avenue, Waltham, Massachusetts 02451, and its telephone number is (781) 622-1000.

THERMO FISHER INTERNATIONAL

Thermo Fisher International, a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), was incorporated in 2016 under the laws of The Netherlands, with its corporate seat in Breda, The Netherlands, and its registered office is located at Takkebijsters 1, 4817BL Breda, The Netherlands. Thermo Fisher International is an indirect 100%-owned finance subsidiary of Thermo Fisher and conducts no independent operations other than its financing activities. Thermo Fisher International’s telephone number is +31-76-579-5555.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures or the repurchase of our outstanding equity securities. We may temporarily invest the net proceeds in short-term, liquid investments until they are used for their stated purpose.

DESCRIPTION OF THERMO FISHER DEBT SECURITIES

Thermo Fisher may offer debt securities, which may be senior or subordinated. In this “Description of Thermo Fisher Debt Securities,” we refer to the senior debt securities and the subordinated debt securities that Thermo Fisher issues collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. References to “Thermo Fisher” and the “Issuer” in this “Description of Thermo Fisher Debt Securities” mean Thermo Fisher Scientific Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

Thermo Fisher may issue senior debt securities from time to time, in one or more series under a senior indenture, dated November 20, 2009, between it and The Bank of New York Mellon Trust Company, N.A., which we refer to as the senior trustee. Thermo Fisher may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between Thermo Fisher and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The senior indenture and the form of the subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

The indentures do not limit the amount of debt securities that Thermo Fisher may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by the Issuer and may be payable in any currency or currency unit designated by it or in amounts determined by reference to an index.

General

The senior debt securities will constitute the Issuer’s unsecured and unsubordinated general obligations and will rank pari passu with its other unsecured and unsubordinated obligations. The subordinated debt securities will constitute the Issuer’s unsecured and subordinated general obligations and will be junior in right of payment to its senior indebtedness (including senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities — Subordination.”

The debt securities will be the Issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture, the terms on which they are subordinated;

•	any limit upon the aggregate principal amount of the debt securities;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	any trustees, authenticating agents or paying agents, if different from those set forth in this prospectus;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at the Issuer’s option;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund or other analogous fund;

•	the form of the debt securities;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities will be payable;

•

if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose;

•	the terms of any repurchase or remarketing rights;

•

whether the debt securities will be issued in global form, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	any conversion or exchange features of the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or events of default in addition to or in lieu of those set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee; and

•	any all additional, eliminated or changed terms that will apply to the debt securities.

The Issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series and having the same terms as such series (or the same terms other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The Issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indentures.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

The Issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Certain Covenants

Limitations on Liens. The Issuer will not, and will not permit any of its subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien (other than permitted Liens) on any Principal Property or upon shares of stock of any Principal Subsidiary (whether such Principal Property or shares are now existing or owned or hereafter created or acquired), to secure any indebtedness of the Issuer, any of its subsidiaries or any indebtedness of any other Person, unless the Issuer or such subsidiary also secures all payments due under the senior debt securities and all senior debt securities of any series having the benefit of this covenant (together with, if the Issuer shall so determine, any other indebtedness of the Issuer or any subsidiary of the Issuer then existing or thereafter created ranking equally with the senior debt securities), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the senior debt securities, prior or senior thereto, with the same relative priority as the senior debt securities issued pursuant to the senior indenture will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured. The senior indenture contains the following exceptions to the foregoing prohibition:

(a) Liens existing on the date when the Issuer first issues the senior debt securities pursuant to the senior indenture;

(b) Liens on property owned or leased by a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any subsidiary of the Issuer or the Issuer or one or more of its subsidiaries acquires directly or indirectly all or substantially all of the stock or assets of such Person; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Issuer or such subsidiary;

(c) Liens on property existing at the time of acquisition thereof by the Issuer or any subsidiary of the Issuer, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Issuer or such subsidiary;

(d) Liens to secure indebtedness incurred prior to, at the time of or within 18 months after the later of the acquisition of any property and the completion of the construction, alteration, repair or improvement of any property, as the case may be, for the purpose of financing all or a part of the purchase price thereof or cost of the construction, alteration, repair or improvement thereof and Liens to the extent they secure indebtedness in excess of such purchase price or cost and for the payment of which recourse may be had only against such property;

(e) Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(f) any Lien securing indebtedness of a subsidiary owing to the Issuer or to one or more of its subsidiaries;

(g) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Internal Revenue Code;

(h) Liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing between the Issuer or any subsidiary of the Issuer and any federal, state or municipal government or other government body or quasi-governmental agency;

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (h) above, inclusive, so long as (1) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (2) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and

(j) any Lien on a Principal Property or the shares of stock of a Principal Subsidiary that would not otherwise be permitted by clauses (a) through (i) above, inclusive, securing indebtedness which, together with:

•

the aggregate outstanding principal amount of all other indebtedness of the Issuer and its subsidiaries secured by Liens on a Principal Property or the shares of stock of a Principal Subsidiary that is permitted solely pursuant to this clause (j), and

•

the aggregate Value of existing Sale and Leaseback Transactions that are permitted solely pursuant to clause (c) of “Limitation on Sale and Leaseback Transactions” and are still in existence, does not exceed 10% of Consolidated Net Assets.

In order to constitute a “Principal Property” under the senior indenture, a property must have a book value in excess of 3% of the most recently calculated Consolidated Net Assets. Based on Consolidated Net Assets as of December 31, 2018, a property would only constitute a Principal Property if it had a book value in excess of approximately $1.1 billion. As of the date of this prospectus, neither the Issuer nor any of its subsidiaries owns any Principal Property as defined. See “— Definition of Certain Terms.”

Limitation on Sale and Leaseback Transactions. The Issuer will not, and will not permit any of its subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a) the Issuer or such subsidiary could incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by a Lien on the Principal Property to be leased (without equally and ratably securing debt securities of any series having the benefit of this covenant) pursuant to clauses (a) through (i) under “— Limitations on Liens” above;

(b) the Issuer applies, during the six months following the effective date of the Sale and Leaseback Transaction, an amount equal to the Value of the Sale and Leaseback Transaction to either (or a combination of) the voluntary retirement of Funded Debt or to the acquisition of property; or

(c) the aggregate Value of such Sale and Leaseback Transaction plus the Value of all other Sale and Leaseback Transactions of Principal Properties entered into after the date of the issuance of the senior debt securities permitted solely by this clause (c) and still in existence, plus the aggregate amount of all indebtedness secured by Liens permitted solely by clause (j) of “Limitations on Liens” does not exceed 10% of Consolidated Net Assets.

Certain Other Covenants. The senior indenture contains certain other covenants regarding, among other matters, corporate existence and reports to holders of senior debt securities. Unless indicated otherwise in a prospectus supplement, the senior debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the senior indenture do not afford holders of senior debt securities issued thereunder protection in the event of a sudden or significant decline in the Issuer’s credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving the Issuer or any of its affiliates that may adversely affect such holders.

Consolidation, Merger and Sale of Assets. Unless indicated otherwise in a prospectus supplement, the Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its and its subsidiaries property and assets taken as a whole (in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into the Issuer, unless:

•

the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof, or, subject to certain conditions (including an obligation to pay additional amounts in respect of withholding taxes), a jurisdiction outside the United States, and shall expressly assume, by a supplemental indenture, executed and delivered to the senior trustee, all of the Issuer’s obligations under the senior indenture and the senior debt securities;

•	immediately after giving effect to such transaction, no default or event of default (each as defined in the senior indenture) shall have occurred and be continuing; and

•

the Issuer delivers to the senior trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

The Surviving Person will succeed to, and be substituted for, the Issuer under the senior indenture and the senior debt securities and, except in the case of a lease, the Issuer shall be released of all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change of Control. Unless the Issuer indicates otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event the Issuer has a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Definition of Certain Terms. The following are the meanings of terms that are important in understanding the covenants described above.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with U.S. GAAP as in effect on the date of the senior indenture.

“Consolidated Net Assets” means the consolidated total assets of the Issuer and its subsidiaries as reflected in its most recent balance sheet prepared in accordance with U.S. GAAP as in effect at the time of such determination, less (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt, the current portion of deferred revenue and obligations under capital leases) and (b) acquisition-related intangible assets in accordance with U.S. GAAP in effect at the time of such determination. Consolidated Net Assets includes goodwill of the Issuer and its subsidiaries.

“Funded Debt” means, as of any date of determination, the Issuer’s indebtedness or the indebtedness of a subsidiary maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under U.S. GAAP as in effect on the date of the senior indenture, and in each case ranking at least pari passu with the senior debt securities.

“indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

1) in respect of borrowed money;

2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); and

3) in respect of Capital Lease Obligations.

In addition, the term “indebtedness” includes (x) all indebtedness (as defined above) of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person), provided that the amount of such indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness (as defined above) of any other Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof pursuant to the senior indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, association, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency.

“Principal Property” means any single parcel of real property or any permanent improvement thereon (i) owned by the Issuer or any of its subsidiaries located in the United States, including the Issuer’s principal corporate office, any manufacturing facility or plant or any portion thereof and (ii) having a book value, as of the date of determination, in excess of 3% of the most recently calculated Consolidated Net Assets. Principal Property does not include any property that the Issuer’s board of directors has determined not to be of material importance to the business conducted by the Issuer and its subsidiaries, taken as a whole. As of the date of this prospectus, none of the Issuer’s current properties or those of its subsidiaries constitutes a Principal Property.

“Principal Subsidiary” means any direct or indirect subsidiary of the Issuer that owns a Principal Property.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any subsidiary of any Principal Property which has been or is to be sold or transferred by the Issuer or such subsidiary to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Issuer and a subsidiary or between subsidiaries of the Issuer, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

“U.S. GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any Original Issue Discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction.

Events of Default

The senior indenture defines an Event of Default with respect to any series of senior debt securities issued pursuant to the senior indenture. Events of Default on the senior debt securities are any of the following:

•	Default in the payment of the principal or any premium on senior debt securities when due (whether at maturity, upon acceleration, redemption or otherwise);

•	Default for 30 days in the payment of interest on senior debt securities when due;

•

Failure by the Issuer to observe or perform any other term of the senior indenture for a period of 90 days after it receives a notice of default stating that it is in breach. The notice must be sent by either the senior trustee or holders of 25% of the principal amount of the senior debt securities of the affected series;

•

(1) Failure by the Issuer to pay indebtedness for money it borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (2) acceleration of the maturity of any indebtedness for money that the Issuer borrowed or guaranteed the payment of in an aggregate principal amount of at least $100 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by the Issuer, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the senior indenture governing the senior debt securities caused by such default will be deemed likewise to be cured or waived;

•	Certain events in bankruptcy, insolvency or reorganization with respect to the Issuer; and

•	Any other Event of Default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of senior debt securities issued pursuant to the senior indenture does not necessarily constitute an Event of Default under any other series of senior debt securities. The senior indenture provides that the senior trustee may withhold notice to the holders of any series of senior debt securities issued thereunder of any default if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The senior indenture provides that if an Event of Default has occurred with respect to a series of senior debt securities and has not been cured, the senior trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series may declare the entire principal amount of all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to the Issuer, the principal amount of all the senior debt securities will be automatically accelerated, without any action by the senior trustee or any holder. The holders of a majority in aggregate principal amount of the senior debt securities of the affected series may by written notice to the Issuer and the senior trustee may, on behalf of the holders of the senior debt securities of the affected series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the senior indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, such senior debt securities.

Except as may otherwise be provided in the senior indenture in cases of default, where the senior trustee has some special duties, the senior trustee is not required to take any action under the senior indenture at the request of any holders unless the holders offer the senior trustee protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the senior trustee is provided, the holders of a majority in principal amount of the outstanding senior debt securities of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the senior trustee. Subject to certain exceptions contained in the senior indenture, these majority holders may also direct the senior trustee in performing any other action under the senior indenture.

Before you bypass the senior trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:

•	You must give the senior trustee written notice that an Event of Default has occurred and remains uncured.

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The holders of 25% in principal amount of all outstanding senior debt securities of the affected series must make a written request that the senior trustee take action because of the Event of Default and must offer reasonable indemnity to the senior trustee against the cost and other liabilities of taking that action.

•

The senior trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the senior trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding senior debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after the due date of that payment.

The Issuer will furnish to the senior trustee every year a written statement of two of its officers certifying that to their knowledge the Issuer is in compliance with the senior indenture and the senior debt securities, or else specifying any default.

Satisfaction and Discharge

The senior indenture will cease to be of further effect and the senior trustee, upon the Issuer’s demand and at its expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the senior indenture upon compliance with certain conditions, including:

•	the Issuer having paid all sums payable by it under the senior indenture, as and when the same shall be due and payable;

•	the Issuer having delivered to the senior trustee for cancellation all senior debt securities theretofore authenticated under the senior indenture;

•

all senior debt securities of any series outstanding under the senior indenture not theretofore delivered to the senior trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year and the Issuer shall have deposited with the senior trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such senior debt securities of any series outstanding under the senior indenture; or

•	the Issuer having delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal tax law, the deposit and the Issuer’s legal release from the senior debt securities would be treated as though it took back your senior debt securities and gave you your share of the cash and senior debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the senior debt securities you give back to the Issuer. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.

Full Defeasance. The Issuer can legally release itself from any payment or other obligations on the debt securities of any series (called “full defeasance”) if the following conditions are met:

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The Issuer deposits in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal tax law or an IRS ruling that lets the Issuer make the above deposit without causing you to be taxed on the debt securities any differently than if the Issuer did not make the deposit and instead repaid the debt securities itself when due. Under current U.S. federal tax law, the deposit and the Issuer’s legal release from the debt securities would be treated as though the Issuer took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to the Issuer.

•	The Issuer delivers to the trustee a legal opinion of its counsel confirming the tax law change or ruling described above.

If the Issuer ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to the Issuer for repayment in the event of any shortfall.

However, even if the Issuer makes the deposit in trust and opinion delivery arrangements discussed above, a number of its obligations relating to the debt securities will remain. These include the Issuer’s obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance. Without any change of current U.S. federal tax law, the Issuer can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the Issuer must do the following:

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The Issuer must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•

The Issuer must deliver to the trustee a legal opinion of its counsel confirming that under current U.S. federal income tax law the Issuer may make the above deposit without causing you to be taxed on the debt securities any differently than if it did not make the deposit and instead repaid the debt securities itself when due.

If the Issuer accomplishes covenant defeasance, you can still look to it for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as the Issuer’s bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes the Issuer can make to the senior indenture and the senior debt securities.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the senior debt securities without specific approval of the holder. The following is a list of those types of changes:

•	change the stated maturity of the principal or interest on any senior debt securities of such series;

•	reduce any amounts due on any senior debt securities of such series;

•	reduce the amount of principal payable upon acceleration of the maturity of the senior debt securities following an Event of Default;

•	change the place or currency of payment for the senior debt securities;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to modify or amend the senior indenture or the senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the senior indenture or to waive certain defaults; and

•

modify any other aspect of the provisions dealing with modification and waiver of the senior indenture, except to increase the percentage required for any modification or to provide that other provisions of the senior indenture may not be modified or waived without consent of the holder of each security of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the senior debt securities. The following is a list of those types of changes:

•	cure any ambiguity, defect or inconsistency;

•	evidence the succession of another entity to the Issuer’s obligations under the senior indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add to the covenants for the benefit of holders of outstanding debt securities or to surrender any right or power the Issuer has under the senior indenture;

•	add additional events of default;

•	secure senior debt securities of any series;

•	make any change that does not adversely affect the rights of any holder of senior debt securities in any material respect;

•	issue additional debt securities of any series;

•

evidence and provide for a successor senior trustee and add to or change the provisions of the senior indenture to provide for or facilitate the administration of the trusts under the senior indenture; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Nor does the Issuer need any approval to make changes that affect only senior debt securities to be issued under the senior indenture after the changes take effect. The Issuer may also make changes or obtain waivers that do not adversely affect the senior debt securities, even if they affect other senior debt securities issued under the senior indenture. In those cases, the Issuer needs only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring a Majority Vote. Any other change to the senior indenture and the senior debt securities would require the following approval:

•	If the change affects only senior debt securities of one series, it must be approved by the holders of a majority in principal amount of the senior debt securities of that series.

•

If the change affects the senior debt securities as well as the senior debt securities of one or more other series issued under the senior indenture, it must be approved by the holders of a majority in principal amount of the senior debt securities and each other series of senior debt securities affected by the change.

•	In each case, the required approval must be given by written consent.

The same vote would be required for the Issuer to obtain a waiver of a past default. However, the Issuer cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the senior indenture and the senior debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless the Issuer obtains your individual consent to the waiver.

Further Details Concerning Voting

The senior debt securities will not be considered outstanding, and therefore not eligible to vote, if the Issuer has deposited or set aside in trust for you money for their payment or redemption. The senior debt securities will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.”

The Issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding senior debt securities that are entitled to vote or take other action under the senior indenture. In certain limited circumstances, the senior trustee will be entitled to set a record date for action by holders. If the Issuer or the senior trustee sets a record date for a vote or other action to be taken by holders of senior debt securities, that vote or action may be taken only by persons who are holders of outstanding senior debt securities on the record date and must be taken within 180 days following the record date or another period that the Issuer may specify (or as the senior trustee may specify, if it set the record date). The Issuer may shorten or lengthen (but not beyond 180 days) this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of the Issuer in the senior indenture or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of its incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Senior Trustee

The Bank of New York Mellon Trust Company, N.A., as senior trustee under the senior indenture, has been appointed by the Issuer as paying agent, registrar and custodian with regard to the senior debt securities. The senior trustee or its affiliates may from time to time in the future provide banking and other services to the Issuer in the ordinary course of their business.

The senior indenture provides that, prior to the occurrence of an Event of Default with respect to the senior debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the senior trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and has not been cured or waived, the senior trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the senior trustee thereunder, should it become a creditor of the Issuer or any of its subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by the senior trustee in respect of any such claims, as security or otherwise. The senior trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the senior trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for one year after the date upon which the principal of, premium, if any, or interest on such debt securities shall have become due and payable will be repaid to the Issuer. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against the Issuer, and the senior trustee and paying agents will have no liability therefor.

Governing Law

The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities, except the subordinated indenture and subordinated debt securities will not include a limitation on liens or a limitation on sale and leaseback transactions.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of the Issuer’s senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of the Issuer’s senior indebtedness, it may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities, except under limited circumstances set forth in the subordinated indenture. In addition, upon any payment or distribution of the Issuer’s assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all its senior indebtedness. Because of this subordination, if the Issuer dissolves or otherwise liquidates, holders of its subordinated debt securities may receive less, ratably, than holders of its senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. The Issuer’s senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF THERMO FISHER INTERNATIONAL DEBT SECURITIES

Thermo Fisher International may offer senior debt securities that are fully and unconditionally guaranteed by Thermo Fisher. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. References to “Thermo Fisher International” and “Issuer” in this “Description of Thermo Fisher International Debt Securities” mean Thermo Fisher Scientific (Finance I) B.V., excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries and affiliates and references to “Thermo Fisher” or the “Guarantor” mean Thermo Fisher Scientific Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

Thermo Fisher International may issue senior debt securities from time to time, in one or more series under an indenture, dated August 9, 2016, among it as issuer, Thermo Fisher as guarantor, and The Bank of New York Mellon Trust Company, N.A., which we refer to as the trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. This prospectus briefly outlines some of the provisions of the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indenture that is filed as an exhibit to the registration statement of which this prospectus forms a part for additional information.

The indenture will not limit the amount of debt securities that Thermo Fisher International may issue. The indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by the Issuer and may be payable in any currency or currency unit designated by the Issuer or in amounts determined by reference to an index.

General

The debt securities will constitute the Issuer’s unsecured and unsubordinated general obligations, will be fully and unconditionally guaranteed by Thermo Fisher and will rank pari passu with the Issuer’s other unsecured and unsubordinated obligations. The debt securities will be the Issuer’s unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Thermo Fisher International is a finance subsidiary of Thermo Fisher and conducts no independent operations of its own other than financing activities. Thermo Fisher is a holding company that conducts substantially all of its operations through its subsidiaries, and, as a result, the guarantee of debt securities will be effectively subordinated to the creditors of Thermo Fisher’s other subsidiaries. This means that all claims of creditors (including trade creditors) of Thermo Fisher’s other subsidiaries will have priority with respect to the assets of such subsidiaries over Thermo Fisher’s claims (and therefore the claims of its creditors, including holders of debt securities guaranteed by Thermo Fisher).

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, of the debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	any trustees, authenticating agents or paying agents, if different from those set forth in this prospectus;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at the Issuer’s option;

•	provisions for a sinking fund or other analogous fund;

•	the form of the debt securities;

•	if other than denominations of €100,000 or any integral multiple of €1,000 in excess thereof, the denominations in which the debt securities will be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, the debt securities will be payable;

•

if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose;

•	the terms of any repurchase or remarketing rights;

•

whether the debt securities will be issued in global form, the types of global securities to be issued, the terms upon which the debt securities will be exchanged for definitive form, the depositary for the debt securities and the form of legend;

•	any conversion or exchange features of the debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or events of default in addition to or in lieu of those set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;

•	the terms of the guarantee, including any corresponding changes to the provisions of the indenture then in effect; and

•	any all additional, eliminated or changed terms that will apply to the debt securities.

The Issuer may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series and having the same terms as such series (or the same terms other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. The Issuer will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

The Issuer may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Guarantee

Thermo Fisher will fully and unconditionally guarantee the full and punctual payment of principal of and premium, if any, and interest on the debt securities on a senior unsecured basis, when and as the same become due and payable, whether on a maturity date, by declaration of acceleration, upon redemption, repurchase or otherwise, and all other obligations of Thermo Fisher International under the indenture.

Under certain circumstances, Thermo Fisher may assume all of the Issuer’s obligations under the indenture and the debt securities.

Redemption Upon Changes in Withholding Taxes

Unless otherwise provided in the applicable prospectus supplement, Thermo Fisher International may redeem all, but not less than all, of the debt securities of any series under the following conditions:

•

if there is an amendment to, or change in, the laws, regulations, rulings or treaties of The Netherlands, the United States or other jurisdiction in which Thermo Fisher International or Thermo Fisher or, in each case, any successor thereof (including a continuing Person formed by a consolidation with Thermo Fisher International or Thermo Fisher, into which Thermo Fisher International or Thermo Fisher is merged, or that acquires or leases all or substantially all of the property and assets of Thermo Fisher International or Thermo Fisher) may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), or any change in the application or official interpretation of such laws, regulations, rulings or treaties, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to Thermo Fisher International or Thermo Fisher;

•

as a result of such amendment or change, Thermo Fisher International or Thermo Fisher becomes, or there is a material probability that Thermo Fisher International or Thermo Fisher will become, obligated to pay Additional Amounts as defined below in “Payment of Additional Amounts,” on the next payment date with respect to the debt securities of such series;

•

the obligation to pay Additional Amounts cannot be avoided through Thermo Fisher International’s or Thermo Fisher’s commercially reasonable measures, not including substitution of the obligor of the debt securities;

•	Thermo Fisher International delivers to the trustee:

•

a certificate of Thermo Fisher International or Thermo Fisher, as the case may be, stating that the obligation to pay Additional Amounts cannot be avoided by Thermo Fisher International or Thermo Fisher as the case may be, taking commercially reasonable measures available to it; and

•

a written opinion of independent tax counsel to Thermo Fisher International or Thermo Fisher, as the case may be, of recognized standing to the effect that Thermo Fisher International or Thermo Fisher, as the case may be, has, or there is a material probability that it will become obligated, to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that Thermo Fisher International or Thermo Fisher, as the case may be, cannot avoid the payment of such Additional Amounts by taking commercially reasonable measures available to it; and

•

following the delivery of the certificate and opinion described in the previous bullet point, Thermo Fisher International provides notice of redemption not less than 30 days, but not more than 60 days, prior to the date of redemption. The notice of redemption cannot be given more than 60 days before the earliest date on which Thermo Fisher International or Thermo Fisher would otherwise be, or there is a material probability that it would otherwise be, required to pay Additional Amounts.

Upon the occurrence of each of the bullet points above, Thermo Fisher International may redeem the debt securities of such series at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.

Payment of Additional Amounts

Unless otherwise required by law, neither Thermo Fisher International nor Thermo Fisher will deduct or withhold from payments made by Thermo Fisher International or Thermo Fisher under or with respect to the debt securities and the guarantees on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction (“Taxes”). In the event that Thermo Fisher International or Thermo Fisher is required to withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to any debt securities or guarantee, as the case may be, Thermo Fisher International or Thermo Fisher, as the case may be, will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder of debt securities (including Additional Amounts) after such withholding or deduction will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of debt securities or a holder of beneficial interests in global securities where such holder is subject to taxation on such payment by a relevant Taxing Jurisdiction for any reason other than such holder’s mere ownership of the debt securities or for or on account of:

•

any Taxes that are imposed or withheld solely because such holder (or the beneficial owner for whose benefit such holder holds such debt securities) or a fiduciary, settlor, beneficiary, member, shareholder or other equity owner of, or possessor of a power over, such holder (or beneficial owner) if such holder (or beneficial owner) is an estate, trust, partnership, limited liability company, corporation or other entity:

•

is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Taxing Jurisdiction or has or had a permanent establishment in the Taxing Jurisdiction (in each cash, other than the mere fact of ownership of such securities, without another presence or business in such Taxing Jurisdiction);

•

has or had any present or former connection (other than the mere fact of ownership of such debt securities) with the Taxing Jurisdiction imposing such Taxes, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•

with respect to any withholding Taxes imposed by the United States, is or was with respect to the United States a personal holding company, a passive foreign investment company, a controlled foreign corporation, a foreign private foundation or other foreign tax exempt organization or corporation that has accumulated earnings to avoid United States federal income tax;

•

actually or constructively owns or owned 10% or more of the total combined voting power of all classes of stock of Thermo Fisher International or Thermo Fisher within the meaning of section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or

•

is or was a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of section 881(c)(3) of the Code;

•	any estate, inheritance, gift, sales, transfer, excise, personal property or similar Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;

•

any Taxes imposed solely as a result of the presentation of such debt securities (where presentation is required) for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had the debt securities been presented for payment on any date during such 15-day period;

•

any Taxes imposed or withheld solely as a result of the failure of such holder or any other person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of such holder, if such compliance is required by statute, regulation, ruling or administrative practice of the relevant Taxing Jurisdiction or by any applicable tax treaty to which the relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Taxes;

•

with respect to withholding Taxes imposed by the United States, any such Taxes imposed by reason of the failure of such holder to fulfill the statement requirements of sections 871(h) or 881(c) of the Code;

•	any Taxes that are payable by any method other than withholding or deduction by Thermo Fisher International or Thermo Fisher or any paying agent from payments in respect of such debt securities;

•	any Taxes required to be withheld by any paying agent from any payment in respect of any debt securities if such payment can be made without such withholding by at least one other paying agent;

•

any withholding or deduction for Taxes which would not have been imposed if the relevant debt securities had been presented to another paying agent in a member state of the European Union as of the date of the indenture;

•

any withholding or deduction required pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, any intergovernmental agreement, or any law, rule, guidance or administrative practice implementing an intergovernmental agreement entered into in connection with such sections of the Code; or

•	any combination of the above conditions.

Additional Amounts also will not be payable to any holder of debt securities or the holder of a beneficial interest in a global security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to such holder that is not the sole holder of such security or holder of such beneficial interests in such security, as the case may be. The exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

Each of Thermo Fisher International and Thermo Fisher, as applicable, also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant Taxing Jurisdiction in accordance with all applicable laws;

•

will use its commercially reasonable efforts to obtain from each Taxing Jurisdiction imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•

upon request, will make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Thermo Fisher International or Thermo Fisher or if, notwithstanding Thermo Fisher International’s or Thermo Fisher’s efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities of a series or guarantees is due and payable, if Thermo Fisher International or Thermo Fisher will be obligated to pay Additional Amounts with respect to such payment, Thermo Fisher International or Thermo Fisher will deliver to the trustee an officers’ certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of such debt securities on the payment date.

In addition, Thermo Fisher International will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in The Netherlands or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities.

The foregoing provisions shall survive any termination or the discharge of each indenture and shall apply to any jurisdiction in which Thermo Fisher International or Thermo Fisher or any successor to Thermo Fisher International or Thermo Fisher, as the case may be, is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in an indenture, any debt securities, any guarantee or in this “Description of Thermo Fisher International Debt Securities” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any debt securities, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

Certain Terms of the Debt Securities

Certain Covenants

Limitations on Liens. Thermo Fisher will not, and will not permit any of its subsidiaries to, create, incur, assume or otherwise cause to become effective any Lien (other than permitted Liens) on any Principal Property or upon shares of stock of any Principal Subsidiary (whether such Principal Property or shares are now existing or owned or hereafter created or acquired), to secure any indebtedness of Thermo Fisher, any of its subsidiaries or any indebtedness of any other Person, unless Thermo Fisher or such subsidiary also secures all payments due under the debt securities, the guarantees of the debt securities and guarantees of all debt securities of any series having the benefit of this covenant (together with, if Thermo Fisher shall so determine, any other indebtedness of Thermo Fisher or any subsidiary of Thermo Fisher then existing or thereafter created ranking equally with the debt securities, the guarantees of the debt securities or such subsidiary indebtedness), on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the debt securities, the guarantees of the debt securities or such subsidiary indebtedness, prior or senior thereto, with the same relative priority as the debt securities, the guarantees of the debt securities or such subsidiary indebtedness will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured. The indenture contains the following exceptions to the foregoing prohibition:

(a) Liens existing on the date when the Issuer first issues the debt securities pursuant to the indenture;

(b) Liens on property owned or leased by a Person existing at the time such Person is merged with or into or consolidated with Thermo Fisher or any of its subsidiaries or Thermo Fisher or one or more of its subsidiaries acquires directly or indirectly all or substantially all of the stock or assets of such Person; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by Thermo Fisher or such subsidiary;

(c) Liens on property existing at the time of acquisition thereof by Thermo Fisher or any of its subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by Thermo Fisher or such subsidiary;

(d) Liens to secure indebtedness incurred prior to, at the time of or within 18 months after the later of the acquisition of any property and the completion of the construction, alteration, repair or improvement of any property, as the case may be, for the purpose of financing all or a part of the purchase price thereof or cost of the construction, alteration, repair or improvement thereof and Liens to the extent they secure indebtedness in excess of such purchase price or cost and for the payment of which recourse may be had only against such property;

(e) Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

(f) any Lien securing indebtedness of a subsidiary of Thermo Fisher owing to Thermo Fisher or to one or more of Thermo Fisher’s subsidiaries;

(g) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal taxation pursuant to Section 103 of the Code;

(h) Liens created, incurred or assumed in connection with an industrial revenue bond, pollution control bond or similar financing between Thermo Fisher or any subsidiary of Thermo Fisher and any federal, state or municipal government or other government body or quasi-governmental agency;

(i) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (a) through (h) above, inclusive, so long as (1) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (2) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and

(j) any Lien on a Principal Property or the shares of stock of a Principal Subsidiary that would not otherwise be permitted by clauses (a) through (i) above, inclusive, securing indebtedness which, together with:

•

the aggregate outstanding principal amount of all other indebtedness of Thermo Fisher and its subsidiaries secured by Liens on a Principal Property or the shares of stock of a Principal Subsidiary that is permitted solely pursuant to this clause (j), and

•

the aggregate Value of existing Sale and Leaseback Transactions that are permitted solely pursuant to clause (c) of “Limitation on Sale and Leaseback Transactions” and are still in existence, does not exceed 10% of Thermo Fisher’s Consolidated Net Assets.

In order to constitute a “Principal Property” under the indenture, a property must have a book value in excess of 3% of Thermo Fisher’s most recently calculated Consolidated Net Assets. Based on Consolidated Net Assets as of December 31, 2018, a property would only constitute a Principal Property if it had a book value in excess of approximately $1.1 billion. As of the date of this prospectus, neither Thermo Fisher nor any of its subsidiaries owns any Principal Property as defined. See “— Definition of Certain Terms.”

Limitation on Sale and Leaseback Transactions. Thermo Fisher will not, and will not permit any of its subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

(a) Thermo Fisher or such subsidiary could incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by a Lien on the Principal Property to be leased (without equally and ratably securing debt securities of any series having the benefit of this covenant) pursuant to clauses (a) through (i) under “— Limitations on Liens” above;

(b) Thermo Fisher or any subsidiary of Thermo Fisher applies, during the six months following the effective date of the Sale and Leaseback Transaction, an amount equal to the Value of the Sale and Leaseback Transaction to either (or a combination of) the voluntary retirement of Funded Debt or to the acquisition of property; or

(c) the aggregate Value of such Sale and Leaseback Transaction plus the Value of all other Sale and Leaseback Transactions of Principal Properties, entered into after the date of the first issuance of the debt securities under the indenture, permitted solely by this clause (c) and still in existence, plus the aggregate amount of all indebtedness secured by Liens permitted solely by clause (j) of “Limitations on Liens” does not exceed 10% of Consolidated Net Assets.

Business Activities. Thermo Fisher International will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.

Certain Other Covenants. The indenture contains certain other covenants regarding, among other matters, corporate existence and reports to holders of debt securities. Unless indicated otherwise in a prospectus supplement, the debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture do not afford holders of debt securities issued thereunder protection in the event of a sudden or significant decline in the Issuer’s credit quality or the credit quality of Thermo Fisher or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving the Issuer, Thermo Fisher or any of its affiliates that may adversely affect such holders.

Consolidation, Merger and Sale of Assets. Unless indicated otherwise in a prospectus supplement, the Issuer will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ property and assets taken as a whole (in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into it , unless:

•

(1) the continuing Person is Thermo Fisher International or Thermo Fisher or (2) the continuing Person formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a Person organized and validly existing under the laws of the United States of America or any jurisdiction thereof, or a Person validly existing under the laws of Switzerland, the United Kingdom, The Netherlands or any other member state of the European Union as of the date of the indenture, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the Issuer’s obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no default or event of default (each as defined in the indenture) shall have occurred and be continuing; and

•

the Issuer delivers to the trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

The Surviving Person will succeed to, and be substituted for, the Issuer under the indenture and the debt securities and, except in the case of a lease, the Issuer shall be released of all obligations under the indenture and the debt securities.

In addition, unless indicated otherwise in a prospectus supplement, Thermo Fisher will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its or its subsidiaries’ property and assets taken as a whole (in one transaction or a series of related transactions) to any Person, or permit any Person to merge with or into it, unless:

•

(1) the continuing Person is Thermo Fisher or (2) the continuing Person formed by such consolidation or into which Thermo Fisher is merged or that acquired or leased such property and assets, shall be a Person validly existing under the laws of the United States of America or any jurisdiction thereof, or a jurisdiction outside of the United States, and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of Thermo Fisher’s obligations under the indenture and the debt securities;

•	immediately after giving effect to such transaction, no default or event of default (each as defined in the indenture) shall have occurred and be continuing; and

•

Thermo Fisher delivers to the trustee an officer’s certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

No Protection in the Event of a Change of Control. Unless indicated otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event the Issuer has or Thermo Fisher has a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Definition of Certain Terms. The following are the meanings of certain terms that are important in understanding the covenants described above.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with U.S. GAAP as in effect on the date of the indenture.

“Consolidated Net Assets” means the consolidated total assets of Thermo Fisher and its subsidiaries as reflected in the most recent balance sheet of Thermo Fisher prepared in accordance with U.S. GAAP as in effect at the time of such determination, less (a) all current liabilities (excluding any notes and loans payable, current maturities of long-term debt, the current portion of deferred revenue and obligations under capital leases) and (b) acquisition-related intangible assets in accordance with U.S. GAAP as in effect at the time of such determination. Consolidated Net Assets includes the goodwill of Thermo Fisher and its subsidiaries.

“Funded Debt” means, as of any date of determination, Thermo Fisher’s indebtedness or the indebtedness of a subsidiary of Thermo Fisher maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under U.S. GAAP as in effect on the date of the indenture, and in each case ranking at least pari passu with the debt securities, the Thermo Fisher guarantee of the debt securities or the other senior indebtedness of such subsidiary of Thermo Fisher.

“indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

1) in respect of borrowed money;

2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); and

3) in respect of Capital Lease Obligations.

In addition, the term “indebtedness” includes (x) all indebtedness (as defined above) of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person), provided that the amount of such indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness (as defined above) of any other Person.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement.

“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of maturity thereof pursuant to the indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, association, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency.

“Principal Property” means any single parcel of real property or any permanent improvement thereon (i) owned by Thermo Fisher or any of its subsidiaries located in the United States, including Thermo Fisher’s principal corporate office, any manufacturing facility or plant or any portion thereof and (ii) having a book value, as of the date of determination, in excess of 3% of Thermo Fisher’s most recently calculated Consolidated Net Assets. Principal Property does not include any property that Thermo Fisher’s board of directors has determined not to be of material importance to the business conducted by Thermo Fisher and its subsidiaries, taken as a whole. As of the date of this prospectus, none of Thermo Fisher’s current properties or those of its subsidiaries constitutes a Principal Property.

“Principal Subsidiary” means any direct or indirect subsidiary of Thermo Fisher that owns a Principal Property.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by Thermo Fisher or any subsidiary of any Principal Property which has been or is to be sold or transferred by Thermo Fisher or such subsidiary to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between Thermo Fisher and a subsidiary or between subsidiaries of Thermo Fisher, (3) leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

“U.S. GAAP” means generally accepted accounting principles set forth in the FASB Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items that do not constitute payments for property rights) with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any Original Issue Discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction.

Events of Default

The indenture defines an Event of Default with respect to any series of debt securities issued pursuant to the indenture. Events of Default on the debt securities are any of the following:

•	Default in the payment of the principal or any premium on debt securities when due (whether at maturity, upon acceleration, redemption or otherwise);

•	Default for 30 days in the payment of interest on debt securities when due;

•

Failure by the Issuer or Thermo Fisher to observe or perform any other term of the indenture for a period of 90 days after the Issuer or Thermo Fisher, as applicable, receives a notice of default stating the Issuer or Thermo Fisher is in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of the debt securities of the affected series;

•

(1) Failure by the Issuer or Thermo Fisher to pay indebtedness for money the Issuer or Thermo Fisher borrowed or guaranteed the payment of in an aggregate principal amount of at least $150 million at the later of final maturity and the expiration of any related applicable grace period and such defaulted payment shall not have been made, waived or extended within 30 days or (2) acceleration of the maturity of any indebtedness for money the Issuer or Thermo Fisher borrowed or guaranteed the payment of in an aggregate principal amount of at least $150 million, if such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days; provided, however, that, if the default under the instrument is cured by the Issuer or Thermo Fisher, or waived by the holders of the indebtedness, in each case as permitted by the governing instrument, then the Event of Default under the indenture governing the debt securities caused by such default will be deemed likewise to be cured or waived;

•	Certain events in bankruptcy, insolvency or reorganization with respect to the Issuer or Thermo Fisher;

•

The guarantee of the obligations under the debt securities is determined in a final, non-appealable judgment to be unenforceable or invalid or such guarantee is asserted in writing by Thermo Fisher International or Thermo Fisher to no longer be in full force and effect and enforceable in accordance with its terms; and

•	Any other Event of Default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of debt securities issued pursuant to the indenture does not necessarily constitute an Event of Default under any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The indenture provides that if an Event of Default has occurred with respect to a series of debt securities and has not been cured, the trustee or the holders of not less than 25% in principal amount of the debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to the Issuer or Thermo Fisher, the principal amount of all the debt securities will be automatically accelerated, without any action by the trustee or any holder. The holders of a majority in aggregate principal amount of the debt securities of the affected series may by written notice to the Issuer, Thermo Fisher and the trustee may, on behalf of the holders of the debt securities of the affected series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on, such debt securities.

Except as may otherwise be provided in the indenture in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the affected series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. Subject to certain exceptions contained in the indenture, these majority holders may also direct the trustee in performing any other action under the indenture.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an Event of Default has occurred and remains uncured.

•

The holders of 25% in principal amount of all outstanding debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•

The trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding debt securities of that series.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date of that payment.

The Issuer will furnish to the trustee every year a written statement of one of its officers certifying that to such officer’s knowledge the Issuer is in compliance with the indenture and the debt securities, or else specifying any default.

Satisfaction and Discharge

The indenture will cease to be of any further effect with respect to a series of debt securities and the related guarantee, and the trustee, upon the Issuer’s demand and at its expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such debt securities and the related guarantee if:

•	the Issuer or Thermo Fisher have delivered to the trustee for cancellation all such debt securities theretofore authenticated under the indenture; or

•

all debt securities of that series not theretofore delivered to the trustee for cancellation shall have become due and payable or by their terms will become due and payable within one year or are to be called for redemption within one year and, in each such case, the Issuer or Thermo Fisher shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds (or equivalent government obligations in the case of debt securities denominated in a currency other than U.S. dollars) that will generate enough cash to pay, at maturity or upon redemption, all such debt securities; and

if, in either case, the Issuer or Thermo Fisher also pay or cause to be paid all sums payable under the indenture with respect to such debt securities, and the Issuer or Thermo Fisher delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that these conditions with respect to such debt securities have been satisfied.

Under current U.S. federal tax law, the deposit and the Issuer’s legal release from the debt securities would be treated as though it took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to the Issuer. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. income tax law.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities and the related guarantee issued under the indenture.

Full Defeasance. The Issuer can legally release itself and Thermo Fisher from any payment or other obligations on the debt securities of any series and the related guarantee (called “full defeasance”) if the following conditions are met:

•

The Issuer deposits or Thermo Fisher deposits in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds (or equivalent government obligations in the case of debt securities denominated in a currency other than U.S. dollars) that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal tax law or an IRS ruling that lets the Issuer or Thermo Fisher make the above deposit without causing you to be taxed on the debt securities any differently than if the Issuer or Thermo Fisher did not make the deposit and instead repaid the debt securities themselves when due. Under current U.S. federal tax law, the deposit and the Issuer’s and Thermo Fisher’s legal release from the debt securities and the related guarantee would be treated as though the Issuer took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to the Issuer.

•	The Issuer delivers or Thermo Fisher delivers to the trustee a legal opinion of counsel confirming the tax law change or ruling described above.

If the Issuer ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to the Issuer or Thermo Fisher for repayment in the event of any shortfall.

However, even if the Issuer makes or Thermo Fisher makes the deposit in trust and opinion delivery arrangements discussed above, a number of obligations relating to the debt securities will remain. These include the obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance. Without any change of current U.S. federal tax law, the Issuer or Thermo Fisher can make the same type of deposit described above and be released from some of the covenants on the debt securities of any series and related guarantee. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, the Issuer or Thermo Fisher must do the following:

•

The Issuer or Thermo Fisher must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds (or equivalent government obligations in the case of debt securities denominated in a currency other than U.S. dollars) that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

•

The Issuer or Thermo Fisher must deliver to the trustee a legal opinion of counsel confirming that under current U.S. federal income tax law the Issuer or Thermo Fisher may make the above deposit without causing you to be taxed on the debt securities any differently than if the Issuer or Thermo Fisher did not make the deposit and instead repaid the debt securities when due.

If the Issuer accomplishes covenant defeasance, you can still look to the Issuer or Thermo Fisher for repayment of the debt securities or the related guarantee if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as the Issuer’s or Thermo Fisher’s bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes the Issuer can make to the indenture and the debt securities.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the debt securities without specific approval of each holder. The following is a list of those types of changes:

•	change the stated maturity of the principal or interest on any debt securities of such series;

•	reduce any amounts due on any debt securities of such series;

•	reduce the amount of principal payable upon acceleration of the maturity of the debt securities following an Event of Default;

•	change the place or currency of payment for the debt securities;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the debt securities;

•

release Thermo Fisher from its obligations in respect of the guarantee of any series of debt securities or modify Thermo Fisher’s obligations thereunder other than in accordance with the provisions of the indenture;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to modify or amend the indenture or the debt securities;

•	reduce the percentage in principal amount of the debt securities, the approval of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•

modify any other aspect of the provisions dealing with modification and waiver of the indenture, except to increase the percentage required for any modification or to provide that other provisions of the indenture may not be modified or waived without consent of the holder of each debt security of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any vote by holders of the debt securities. This following is a list of those types of changes:

•	cure any ambiguity, defect or inconsistency;

•	evidence the succession of another entity to the Issuer’s obligations or the obligations of Thermo Fisher under the indenture;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

add to the Issuer’s covenants or Thermo Fisher’s covenants for the benefit of holders of outstanding debt securities or to surrender any right or power the Issuer has or Thermo Fisher has under the indenture;

•	add additional events of default;

•	secure debt securities of any series;

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect;

•	issue additional debt securities of any series;

•	evidence and provide for a successor trustee and add to or change the provisions of the indenture to provide for or facilitate the administration of the trusts under the indenture; or

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Nor does the Issuer need any approval to make changes that affect only debt securities to be issued under the indenture after the changes take effect. The Issuer may also make changes or obtain waivers that do not adversely affect the debt securities, even if they affect other debt securities issued under the indenture. In those cases, the Issuer needs only obtain any required approvals from the holders of the affected debt securities.

Changes Requiring a Majority Vote. Any other change to the indenture and the debt securities would require the following approval:

•	If the change affects only debt securities of one series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

•

If the change affects the debt securities as well as the debt securities of one or more other series issued under the indenture, it must be approved by the holders of a majority in principal amount of the debt securities and each other series of debt securities affected by the change.

•	In each case, the required approval must be given by written consent.

The same vote would be required for the Issuer to obtain a waiver of a past default. However, the Issuer cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the indenture and the debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless the Issuer obtains your individual consent to the waiver.

Further Details Concerning Voting

The debt securities will not be considered outstanding, and therefore not eligible to vote, if the Issuer has or Thermo Fisher has deposited or set aside in trust for you money for their payment or redemption. The debt securities will also not be eligible to vote if they have been fully defeased as described above under “Full Defeasance.”

The Issuer will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If the Issuer or the trustee sets a record date for a vote or other action to be taken by holders of debt securities, that vote or action may be taken only by persons who are holders of outstanding debt securities on the record date and must be taken within 180 days following the record date or another period that the Issuer may specify (or as the trustee may specify, if it sets the record date). The Issuer may shorten or lengthen (but not beyond 180 days) this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no recourse shall be had under any obligation, covenant or agreement of the Issuer or Thermo Fisher in the indenture or in any of the debt securities or guarantees or because of the creation of any indebtedness represented thereby, against any of the Issuer’s or Thermo Fisher’s respective incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture, has been appointed by the Issuer as paying agent, registrar and custodian with regard to the debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to the Issuer in the ordinary course of their business. The trustee also serves as senior trustee under the senior indenture of Thermo Fisher.

The indenture provides that, prior to the occurrence of an Event of Default with respect to the debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and has not been cured or waived, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of the Issuer or Thermo Fisher or any of its subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for one year after the date upon which the principal of, premium, if any, or interest on such debt securities shall have become due and payable will be repaid to the Issuer or Thermo Fisher. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against the Issuer or Thermo Fisher, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture, the guarantees and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our third amended and restated certificate of incorporation, as amended by the amendment to our third amended and restated certificate of incorporation (as amended, the “certificate of incorporation”), our bylaws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you. When we refer to “we,” “our,” and “us” in this “Description of Capital Stock,” we mean Thermo Fisher Scientific Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

Our authorized capital stock consists of 1.2 billion shares of common stock, $1.00 par value per share, and 50,000 shares of preferred stock, $100 par value per share. As of February 2, 2019, 399,003,681 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

General

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders, unless or except to the extent that the presence of a larger number may be required by our certificate of incorporation or the Delaware General Corporation Law, which we refer to as the DGCL. Special meetings of the stockholders may only be called by the board of directors, the chairman of the board of directors or the chief executive officer. Except as may be otherwise provided by applicable law, our certificate of incorporation or our bylaws, all matters shall be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present. Except as may be otherwise provided by our certificate of incorporation, a nominee shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against, provided that if, on the tenth business day before we mail our notice of meeting to the stockholders, the number of nominees exceeds the number of directors to be elected, the election shall be decided by a plurality.

Voting Rights. Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock will receive a preferential share of our assets before the holders of the common stock receive any assets.

Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed; or

•	purchase additional stock or to maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

Directors’ Liability

Our certificate of incorporation provides that a member of the board of directors will not be personally liable to us or our stockholders for monetary damages for breaches of their legal duties to us or our stockholders as a director, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Our certificate of incorporation also allows us to indemnify directors and officers to the fullest extent authorized by Delaware law.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is transfer agent and registrar for the common stock.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Removal of Directors by Stockholders. Our bylaws provide that, except as otherwise provided by our certificate of incorporation or the DGCL, any one or more or all of the members of our board of directors may be removed, with or without cause, by the holders of a majority of the voting power of the shares entitled to vote thereon.

Stockholder Nomination of Directors. Our bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not less than 60 days and not more than 75 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to the date of such meeting or (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us.

Proxy Access. Our bylaws provide for proxy access, which permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials qualifying director nominees constituting up to the greater of (i) 20% of the board of directors or (ii) two directors. To be timely, any proxy access notice must be delivered in writing to our secretary not less than 120 days and not more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, a stockholder’s notice must be received not earlier than 150 days prior to such annual meeting and not later than the close of business on the later of (a) the 120th day prior to such annual meeting and (b) the 10th day following the day on which notice of the date of such annual meeting was mailed or publicly announced. The complete proxy access provisions for director nominations are set forth in our bylaws.

Delaware Business Combination Statute. Section 203 of the DGCL, is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•

prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•

the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred Stock

General

Under our charter, we have authority to issue 50,000 shares of preferred stock, $100 par value per share. The terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue our preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless we have paid in full, or set apart for payment, such accumulated but unpaid dividends on the preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive, out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date upon which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights

Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC. When we refer to “we,” “our,” and “us” in this “Description of Depositary Shares,” we mean Thermo Fisher Scientific Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. When we refer to “we,” “our,” and “us” in this “Description of Capital Stock,” we mean Thermo Fisher Scientific Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in:

•	debt securities issued by us or Thermo Fisher International,

•	debt obligations of third parties, including U.S. treasury securities, or

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any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

Each debt security, depositary share, purchase contract, purchase unit and warrant of Thermo Fisher and each debt security of Thermo Fisher International will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Thermo Fisher may issue the debt securities, depositary shares, purchase contracts, purchase units and warrants and Thermo Fisher International may issue debt, in each case, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP and particular matters with respect to Dutch law will be passed upon by Linklaters LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

€5,250,000,000

Thermo Fisher Scientific (Finance I) B.V.

€ 1,750,000,000 0.800% Senior Notes due 2030

€ 1,500,000,000 1,125% Senior Notes due 2033

€ 1,250,000,000 1.625% Senior Notes due 2041

€ 750,000,000 2.000% Senior Notes due 2051

Fully and Unconditionally Guaranteed by

Thermo Fisher Scientific Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Barclays	Morgan Stanley	BofA Securities	Citigroup
Mizuho Securities	BNP PARIBAS	Credit Suisse	Deutsche Bank
HSBC	ING	MUFG	SMBC Nikko
US Bancorp		Wells Fargo Securities

Co-Managers

Loop Capital Markets	BNY Mellon Capital Markets, LLC	KeyBanc Capital Markets
Nordea	RBC Capital Markets	Scotiabank
Academy Securities	AmeriVet Securities	Blaylock Van, LLC
R. Seelaus & Co., LLC

October 6, 2021